UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET.

VOTE BY INTERNET:

http://www.cstproxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.optimumbank.com/stockholder-information/

Have your Proxy Card in hand and follow the instructions.

May 30, 2023

Dear Shareholder:

You are cordially invited to attend the 2023 annual meeting of shareholders of OptimumBank Holdings, Inc., which will be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, on Tuesday, June 27, 2023, at 10:00 a.m.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Also enclosed is a copy of our Annual Report on Form 10-K for 2022, which contains important information about our company.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you need directions to the annual meeting, please call our offices at (954) 900-2805.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for our company.

Sincerely,

Moishe Gubin, Chairman

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 27, 2023

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Fort Lauderdale, Suite 303, Florida 33308, on Tuesday, June 27, 2023, at 10:00 a.m. for the following purposes:

1. To elect seven (7) directors;

2. To approve the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company;

3. To approve an amendment to the Company’s articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares;

4. To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares;

5. To consider an advisory vote on executive compensation;

6. To consider an advisory vote on the frequency of the advisory vote on executive compensation;

7. To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2023; and

8. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on May 8, 2022, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin, Chairman
Fort Lauderdale, Florida
May 30, 2023

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 27, 2023. Our Proxy Statement and Annual Report on Form 10-K for 2022 are available at http://www.optimumbank.com/stockholder-information/

OPTIMUMBANK HOLDINGS, INC.

2929 East Commercial Boulevard

Fort Lauderdale, Florida 33308

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 27, 2023

This Proxy Statement will be first mailed to shareholders on or about May 30, 2023. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, June 27, 2023, at the executive offices of OptimumBank (the “Bank”), 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on May 8, 2023 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 7,250,218 outstanding shares of common stock held of record by 156 shareholders. There were approximately 776 shareholders who hold the shares in “street name.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on June 27, 2023, at 10:00 a.m. (local time), at the executive offices of the Bank, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on May 8, 2023 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1. To elect seven (7) directors (see page 5);

2. To approve the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company (see page 9);

3. To approve an amendment to the Company’s articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares (see page 16);

4. To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares (see page 18);

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5. To consider an advisory vote on executive compensation (see page 21);

6. To consider an advisory vote on the frequency of the advisory vote on executive compensation (see page 22); and

7. To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2023 (see page 23).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

● By internet at http://www.cstproxyvote.com;

● If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

● By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet?

Internet voting is available through 11:59 p.m. (Eastern Time) on Monday, June 26, 2023 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR approving the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company;

3. FOR amending the Company’s articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares;

4. FOR amending the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares;

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5. FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement;

6. FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation; and

7. FOR ratifying the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2023.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Joel Klein of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 7,250,218 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 3,625,110 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

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For the approval of the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company (Proposal No.2), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the approval of the amendment of the Company’s articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares (Proposal No. 3), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the approval of the amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares (Proposal No. 4), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the advisory vote on executive compensation (Proposal No. 5), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For the advisory vote on the frequency of the advisory votes on executive compensation (Proposal No. 6), the option —every one, two or three years — that receives the largest number of votes cast “FOR” will be deemed to be approved by the shareholders. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take it into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

For the ratification of the appointment of Hacker, Johnson & Smith, P.A. (Proposal No. 7), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on May 8, 2023 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

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What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR approval of the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company;

3. FOR amending the Company’s articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares;

4. FOR amending the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares;

5. FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement;

6. FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation; and

7. FOR ratifying the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2023.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Mary Franco, Operations Assistant - (954) 900-2805

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently has 7 members, and directors are elected annually to one-year terms. Each of our current directors have been nominated for election by the Board to hold office until the 2024 annual meeting and the election of their successors.

All of the nominees currently serve on our Board. Each of the nominees has previously been elected by the shareholders, other than Steven Newman who was elected by the directors in August 2022 to fill a vacancy arising from the resignation of Mr. Chan Ambrose.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available to serve if elected, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 46, has served as a Director of the Company and OptimumBank since March 2010. Mr. Gubin is Chief Executive Officer of Strawberry Fields REIT, Inc. (NYSE American: STRW), an owner of a portfolio of healthcare properties. Mr. Gubin has been the CEO of this company and its predecessor since 2008. From 2004 to 2014, Mr. Gubin was the Chief Financial Officer and manager of Infinity Healthcare Management, LLC, a company engaged in managing skilled nursing facilities and other health care facilities. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010. As a long-time director and significant shareholder of the Company, Mr. Gubin brings extensive experience with the Company and a shareholder perspective to the Board. Mr. Gubin’s experience in accounting provides the Board with expertise in accounting matters and his experience as the CEO of a large healthcare company provides the Board’s with the general management expertise.

Joel Klein, age 76, became a Director of the Company and OptimumBank in February 2012. Since February 2020, Mr. Klein has also been serving as the Company’s interim Chief Financial Officer, until the Company designates his replacement. Mr. Klein worked in accounting and finance for more than 41 years, including six years as a CPA in public accounting. From 1989 to 1990, he was the Chief Financial Officer of Choice Drug Systems, Inc., a medical supply company primarily to skilled nursing facilities. From 1991 to 1994, he was a Vice-President of Equilease Corporation, an equipment leasing company. He then served as a Vice President of The Stamford Capital Group, Inc., an independent corporate advisory company, from 1994 to 2005, providing high quality advisory services to medium market clients, particularly mergers and acquisitions, divestitures, management buy outs and other strategic financial advisory services. From 2006 to 2010, he was the Chief Financial Officer of Taxi Affiliation Services, LLC, a taxi company located in Chicago, Illinois. Mr. Klein has been a private investor since 2010. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972. Mr. Klein’s significant experience in finance and accounting provides the Board with expertise in financing management and accounting issues. His long service as director also aids the Board by providing a deep understanding of the Company’s business.

Martin Z. Schmidt, age 75, became a Director of the Company and OptimumBank in August 2015. Mr. Schmidt has been in the financial and estate planning, securities and insurance industries since 1975. From 1993 to 2000, he served as a Vice President and Branch Manager for multiple branches of Advest, Inc., a major regional securities and investment management firm. In 2007, he served in a marketing capacity and liaison to the national senior accounting firms for Twenty-First Securities, Inc., introducing market based solutions for tax and corporate based problems within their institutional client base. Since 2013, he has been an independent financial consultant with National Holdings Corp/Gilman Ciocia. Mr. Schmidt served with the 423rd Military Police, U.S. Army Reserve, for five years, completed 3 years of coursework towards an MBA in Management Science and Statistics at the Lubin Graduate School of Business Administration in 1973, and graduated Brooklyn College with a B.A. in Economics in 1969. Mr. Schmidt’s significant experience in the financial services industry provides the Board with expertise in operating a financing services business.

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Avi M. Zwelling, age 50, became a Director of the Company and OptimumBank in December 2017. Mr. Zwelling is the managing partner of Zwelling Law, PLLC, which has offices in Boca Raton, Florida and Chicago, Illinois. The firm handles commercial litigation, insurance defense, banking, and real estate matters. Mr. Zwelling graduated from Columbia University in New York, New York, with a B.A. in Comparative Religion, and earned a law degree from the Benjamin N. Cardozo School of Law, also in New York, New York. Mr. Zwelling has been providing legal services to the Company since 2012. As an experienced attorney, Mr. Zwelling’s knowledge and expertise in legal matters assists the Board in addressing legal issues faced by the Company.

Thomas Procelli, age 68, has served as a Director of the Company since July 2017 and OptimumBank since October 2012. Mr. Procelli is Chief Financial Officer for Better Living Solutions, a Tallahassee counseling and wellness outpatient center specializing in eating disorder treatment and offers financial institution and business support services through his firm TAP Independent Consulting. Mr. Procelli served as an Executive Vice President since the founding of OptimumBank in October 2000 through September 2015 in the positions of Chief Technology Officer and Chief Operating Officer. Mr. Procelli has been in banking for over 40 years having a diverse background in operations, information systems, compliance and audit. Outside of banking, he has worked in public accounting at the firm of Coopers and Lybrand and in mortgage origination software product development at Fiserv. He received his MBA in Finance in 1979 and his BBA degree in Accounting in 1976 from Hofstra University located in Hempstead, New York. Mr. Procelli’s 15 years of service as an executive of OptimumBank provides the Board with the benefit of his expertise in banking and accounting matters, as well as insight into the operations of OptimumBank.

Michael Blisko, age 47, has served as a Director since May 2021. For more than 10 years, Mr. Blisko has been the Chief Executive Officer for Infinity Healthcare Management, LLC, a company that provides consultation services to skilled nursing facilities and other health care facilities with over 10,000 beds.. Mr. Blisko is currently a director of Strawberry Fields REIT, Inc. (NYSE American: STRW), an owner of a portfolio of healthcare properties. Mr. Blisko is a principal of related healthcare companies, including United Rx, a long-term pharmacy, Xcel Med, and Bella Monte Recovery. Currently, Mr. Blisko is on the national executive committee for Post-Acute Care for the American Healthcare Association (AHCA) in Washington D.C. Mr. Blisko founded and currently serves on the Board of Directors of The Ambassador Group which represents regional Post-Acute Operators serving over one hundred thousand residents throughout the country. Mr. Blisko is on the Deans Advisory Board for Hofstra University Graduate School for Health and Applied Sciences. Mr. Blisko holds a master’s degree in Healthcare Administration from Hofstra University and a BA in Talmudic Letters from Bais Yisroel, Jerusalem. As a significant shareholder of the Company, Mr. Blisko provides a shareholder perspective to the Board. Mr. Blisko’s experience as an executive of several healthcare companies provides the Board with the general management expertise.

Steven Newman, age 46, became a Director of the Company and OptimumBank in August 2022. Mr. Newman is the Chief Executive Officer of Newman Group, LLC, a licensed real estate brokerage firm based in South Florida which he founded in 2002. Mr. Newman is also the Chairman of the Board of Freight Factoring Specialists, LLC, a middle market, full-service factoring company serving the transportation industry, which he founded in 2015. Mr. Newman has been an active real estate investor and has served as a board member of several non-profit organizations. Mr. Newman received his BA in Sociology from Queens College at the City University of New York in 1998. As an active participant in the South Florida real estate industry, Mr. Newman has and will continue to provide the Company and the Bank the benefit of his experience and knowledge of the local real estate market, as well as the benefit of his ability as a successful business executive.

The following table provides the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in NASDAQ Rule 5605(f).

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Board Diversity Matrix
As of December 31, 2022
Total Number of Directors			7

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	-	7	-	-

Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	—
Did Not Disclose Demographic Background	—

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that Moishe Gubin, Thomas Procelli, Martin Schmidt, Avi Zwelling, Michael Blisko, and Steve Newman each meet the standards of independence under the listing standards of The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors Meetings and Committees

The Company’s Board of Directors met eleven times during 2022. The independent directors met once in executive session without management during 2022. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served held while he has been a Director. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of Moishe Gubin (Chairman), Thomas Procelli, and Avi Zwelling. Messrs. Gubin, Zwelling, and Procelli are independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met two times during 2022 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

In 2022, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

The Nominating Committee currently consists of Mr. Gubin (Chairman), Mr. Procelli, and Mr. Zwelling. The committee evaluates new candidates and current directors and recommends candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The Nominating Committee held two meetings during 2022.

The Nominating Committee will initially consider nominating the Company’s existing directors for re-election to the Board as appropriate or other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

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The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2024 annual meeting, recommendations must be received by January 24, 2024. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the same deadline as disclosed above and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Thomas Procelli (Chairman), Martin Schmidt and Avi Zwelling. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board determined that all of the members of the Audit Committee were financially literate and independent in accordance with the NASDAQ listing standards applicable to audit committee members. The Board has determined that Thomas Procelli is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met four times during 2022. A Report from the Audit Committee is included on page 27.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the current directors attended the 2022 annual meeting (held in April 2022), except for Steven Newman, who was appointed as a director in August 2022.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc., at 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, Attention: Mary Franco. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Hedging Policy

The Company has not adopted a policy concerning hedging of the Company’s shares, although it plans to do so following the annual meeting. Accordingly, executive officers and directors of the Company are currently permitted to engage in hedging shares of the Company’s common stock, including, but not limited to, engaging in short sales or trading in puts, calls, covered calls or other derivative products.

Board Leadership Structure and Role in Risk Oversight

The Company’s policy is to separate the roles of Chairman and Chief Executive Officer of the Company. At the present time, Moishe Gubin serves as the Chairman of the Board.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

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PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF UP TO 11,113,889 SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK PREVIOUSLY ISSUED BY THE COMPANY

The Company is seeking shareholder approval of a proposal to authorize the Company to issue up to 11,113,889 shares of the Company’s common stock upon the conversion, at the option of the Company, of all or a portion of the outstanding shares of the Company’s Series B Participating Preferred Stock (the “Series B Preferred”). The issuance of the common stock requires the approval of the Company’s shareholders under the Certificate of Designation for Series B Preferred and under Nasdaq Marketplace Rules 5635(b), (c), and (d).

Background

During the period from June 23, 2020 through December 30, 2022, the Company issued 1,360 shares of Series B Preferred at a cash price of $25,000 per share, or an aggregate of $34 million. The outstanding shares of Series B Preferred consists of 760 shares of Series B-1 Preferred, 260 shares of Series B-2 Preferred and 340 shares of Series B-3 Preferred.

Prior Issuance of Series B Preferred

The shares of the Series B Preferred were issued in the following seven transactions:

On June 23, 2020, the Company sold 100 shares of Series B-1 Preferred to Michael Blisko for an aggregate price of $2,500,000. Mr. Blisko became a director of the Company in May 2021.

On September 29, 2020, the Company sold 180 shares of Series B-1 Preferred to Michael Blisko for an aggregate price of $4,500,000.

On December 28, 2020, the Company sold 120 shares of Series B-1 Preferred to Michael Blisko for an aggregate price of $3,000,000.

On March 24, 2021, the Company sold 160 shares of Series B-1 Preferred to David Gross for an aggregate price of $4,000,000.

On June 24, 2021, the Company sold 200 shares of Series B-1 Preferred to Aaron Mauer for an aggregate price of $5,000,000.

On March 30, 2022, the Company sold 260 shares of Series B-2 Preferred to Empire Indemnity for an aggregate price of $6,500,000. Empire Indemnity is controlled by Moishe Gubin, the Company’s Chairman, and Mr. Blisko, a director.

On December 30, 2022, the Company sold 340 shares of Series B-3 Preferred to New York Boys Management, LLC, for an aggregate price of $8,500,000. New York Boys Management, LLC is a company controlled by Moishe Gubin, the Company’s Chairman, and Mr. Blisko, a director. These shares were subsequently transferred to Empire Indemnity, which is an affiliate of Mr. Gubin and Mr. Blisko.

Use of Proceeds

The Company received proceeds of $34 million from the sale of the Series B Preferred. The Company utilized the proceeds to make capital contributions to the Company’s wholly-owned subsidiary, OptimumBank, to support the capital and growth of OptimumBank.

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Certificate of Designation

The Board of Directors initially authorized the establishment of the Series B Preferred pursuant to a Certificate of Designation filed with the State of Florida on June 23, 2020 as an amendment to the Company’s articles of incorporation filed (the “Certificate of Designation”). The Certificate of Designation was subsequently amended by the Board on October 11, 2020, December 29, 2020, July 25, 2021, March 31, 2022 and December 28, 2022 in order to increase the number of shares of Series B Preferred that could be issued from 100 shares to 1,520 shares and to designate the first 760 shares as Series B-1 Preferred, to designate the next 260 shares as Series B-2 Preferred and designate the remaining 500 shares as Series B-3 Preferred.

Conversion at the Option of the Company

Under the terms of the Certificate of Designation, the Series B Preferred is convertible, at the option of the Company (but not the holder), into shares of the Company’s common stock, subject to the following conditions:

● the conversion of the Series B Preferred must be approved by the holders of a majority of the outstanding common stock of the Company; and

● the conversion must not result in any holder of the Series B Preferred and any persons with whom the holder may be acting in concert, becoming the beneficial owners of more than 9.9% of the outstanding shares of the Company’s common stock, unless the issuance of shares of common stock to such holder and any persons with whom the holder may be acting in concert, shall have been approved by any and all federal and state banking regulatory authorities whose approval is required for the acquisition of such shares (the “9.9% Ownership Limitation”).

The number of shares of common stock issuable upon the conversion of the Series B Preferred is equal to the initial purchase price of each share of the Series B Preferred (i.e., $25,000) divided by the applicable conversion price.

Conversion Prices

The conversion price for each class of the Series B Preferred is as follows:

●	The conversion price of Series B-1 Preferred is $2.50 per share. As a result, the 760 outstanding shares of the Series B-1 Preferred are convertible at the option of the Company into a maximum of 7,600,000 shares of common stock.

●	The conversion price of Series B-2 Preferred is $4.00 per share. As a result, the 260 outstanding shares of the Series B-2 Preferred are convertible at the option of the Company into a maximum of 1,625,000 shares of common stock.

●	The conversion price of Series B-3 Preferred is $4.50 per share. As a result, the 340 outstanding shares of the Series B-3 Preferred are convertible at the option of the Company into a maximum of 1,888,889 shares of common stock.

The conversion price of each of the class of the Series B Preferred was established by the Company’s Board of Directors at the time it authorized the establishment of such class. The conversion price was established by the Board after considering the market price of the common stock, the book value per share of the common stock, the limited voting rights of the holders of the Series B Preferred, the inability of the holder to convert the Series B Preferred and the absence of any trading market for the Series B Preferred.

Market Price of Company’s Common Stock at the Time of Execution of the Binding Agreements for the Sale of Series B Preferred

On June 23, 2020, the date of the execution of the binding agreement for the initial sale of the Series B-1 Preferred, the market price of the common stock was $2.70 per share. The conversion price of the Series B-1 Preferred is $2.50 per share.

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On the execution dates of the binding agreements for the four subsequent sales of the Series B-1 Preferred, the market prices of the common stock were as follows:

●	on September 29, 2020, the market price was $2.90 per share;

●	on December 28, 2020, the market price was $3.30 per share;

●	on March 24, 2021, the market price was $3.74 per share; and

●	on June 24, 2021, the market price was $5.04 per share.

On March 30, 2022, the date of the execution of the binding agreement for the sale of the Series B-2 Preferred, the market price of the common stock was $4.13 per share. The conversion price of the Series B-3 Preferred is $4.00 per share.

On December 30, 2022, the date of the execution of the binding agreement for the sale of the Series B-3 Preferred, the market price of the common stock was $4.09 per share. The conversion price of the Series B-3 Preferred is $4.50 per share.

Terms of the Series B Preferred

The Company is currently authorized to issue 1,520 shares of Series B Preferred. The Series B Preferred is divided into three classes: “Series B-1 Preferred”, “Series B-2 Preferred” and “Series B-3 Preferred”. The terms of each class are identical except for the applicable conversion price.

The Company is authorized to issue 760 Shares of Series B-1 Preferred, 260 shares of Series B-2 Preferred and 500 shares of Series B-3 Preferred. As of date of this proxy statement, the Company has 1,360 outstanding shares of Series B Preferred, consisting of 760 Shares of Series B-1 Preferred, 260 shares of Series B-2 Preferred and 340 Shares of Series B-3 Preferred. Accordingly, all of the authorized Series B Preferred has been issued other than 160 shares of Series B-3 Preferred.

Rank

The shares of the Series B Preferred rank senior to all “Junior Securities”, with respect to payment or distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. “Junior Securities” means the common stock and any other class of securities that is specifically designated as junior to the Series B Preferred.

Participating Dividends

Except in the case of liquidation, if the Company declares or pays a dividend or distribution on the common stock, the Company shall simultaneously declare and pay a dividend on the Series B Preferred on a pro rata basis with the common stock determined on an as-converted basis assuming all shares of Series B Preferred had been converted immediately prior to the record date of the applicable dividend.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount per Share equal to the greater of (i) the Series B Original Issue Price of $25,000, or (ii) such amount per share as would have been payable had all shares of Series B Preferred been converted into common stock immediately prior to such Liquidation. This amount is the “Series B Liquidation Amount”.

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Voting

Except as provided below, the holders of the Series B Preferred will have no voting rights.

Supermajority Voting Rights—Amendments. The affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred at the time outstanding, voting separately as a class (a “Supermajority Interest”), is required to amend the provisions of the Company’s articles of incorporation so as to materially and adversely affect the rights, preferences or privileges of the Series B Preferred, taken as a whole.

Supermajority Voting Rights—Priority. The affirmative vote or consent of a Supermajority Interest of the Series B Preferred is required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the shares of the Series B Preferred with respect to payment of dividends or the distribution of assets upon any Liquidation of the Company.

Company Conversion Right

Subject to the limitations of conversion described below, at any time and from time to time on or after issuance, the Company shall have the right to convert all or any portion of the outstanding shares of Series B Preferred into an aggregate number of shares of common stock as is determined by (i) multiplying the number of shares (including any fraction of a share) to be converted by the Series B Original Issue Price thereof, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion.

The initial conversion price per share of Series B-1 Preferred was $2.50 per Share, the initial conversion price per share of Series B-2 Preferred was $4.00 per Share, and the initial conversion price per share of Series B-3 Preferred was $4.50 per Share. There have been no adjustments to the conversion price of any class of the Series B Preferred.

No fractional shares of common stock shall be issued upon conversion of the Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of common stock as determined in good faith by the Board of Directors of the Company.

Limitations on Conversion

The right of the Company to convert any of the shares of the Series B Preferred is subject to the prior fulfillment of the following conditions:

(a) Such conversion must be by approved by the holders of a majority of the outstanding common stock of the Company; and

(b) Such conversion must not result in any holder of the Series B Preferred and any persons with whom the holder may be acting in concert, becoming beneficial owners of more than 9.9% of the outstanding shares of the common stock, unless the issuance of shares of common stock to such holder and any persons with whom the holder may be acting in concert, shall have been approved by any and all federal and state banking regulatory authorities whose approval is required for the acquisition of such shares. For purposes of this subsection, the term “beneficial owner” has the meaning given to such term in SEC Rule 13d-3 (the “9.9% Ownership Limitation”).

Adjustments to Conversion Price and Number of Conversion Shares

The conversion price and the number of conversion shares issuable on conversion of the shares of Series B Preferred are subject to customary adjustments upon dividend, subdivision, or combination of common stock, and upon any reorganization, reclassification, consolidation or merger. To date, there have been no adjustments to the conversion price and the number of conversion shares.

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Preemptive Rights

The holders of shares of Series B Preferred have no preemptive rights with respect to any shares of the Company’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Planned Conversion of Series B Preferred

The Company is seeking the approval of the Company’s shareholders to authorize the Company to convert the Series B Preferred into common stock at such times and in such amounts as the Board may determine to be appropriate, subject to the 9.9% Ownership Limitation.

If this Proposal No. 2 and Proposal No. 3 for the increase in authorized common stock are approved by the shareholders, the Board currently plans to convert a portion of the Series B Preferred into common stock in December 2023. The number of shares that would be converted at that time would be equal to the maximum number of shares of common stock that could be issued to each holder based on the 9.9% Ownership Limitation. If Proposal No. 2 is approved and Proposal No.3 is not approved, then the number of shares that would be exchanged would be limited to the amount of authorized but unissued shares of the Company’s common stock.

In the event that the number of shares of Series B Preferred that can be converted for any holder is limited due to the 9.9% Ownership Limitation, then the Board plans to continue to convert additional shares of Series B Preferred on a quarterly basis as permitted by the 9.9% Ownership Limitation, until all of the outstanding shares Series B Preferred are fully converted into common stock.

The number of shares of common stock that may be issued upon the conversion of the Series B Preferred in December 2023 and thereafter will depend on the number of outstanding shares of common stock of the Company at the time of issuance, the number of shares held by each holder and any person with whom any holder is acting in concert, and whether any holder has received approvals from federal and state banking regulatory authorities to acquire shares in excess of the 9.9% Ownership Limitation. At the present time, none of the holders has received any approvals from federal and state banking regulatory authorities to acquire shares in excess of the 9.9% Ownership Limitation and no such approvals are currently anticipated.

The following table sets forth the maximum number of shares of common stock that each holder could receive if the Company were to exercise its right of conversion based on such holder’s current ownership of the Company’s common stock.

Name of Holder	Maximum Number of Common Shares Issuable to Holder under 9.9% Ownership Limit Number		Maximum Number of Common Shares Issuable to Holder upon Conversion of Series B Preferred without 9.9% Ownership Limit Number
Michael Blisko	132,501	(1)	4,000,000
Empire Indemnity	0	(2)	3,513,889
David Gross	524,501	(3)	1,600,000
Aaron Mauer	796,638		3,000,000

(1) The number of shares issuable to Mr. Blisko is limited because he is currently the beneficial owner of 598,388 shares of common stock.

(2) The number of shares issuable to Empire Indemnity is limited because Empire Indemnity is controlled by Mr. Gubin and Mr. Blisko, who beneficially own 689,815 shares and 598,388 shares, respectively.

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(3) The number of shares issuable to Mr. Gross is limited because he is currently the beneficial owner of 245,000 shares of common stock.

All shares of common stock that are issued upon the conversion of the Series B Preferred will constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not provide any registration rights with regard to such shares of common stock. Any shares of common stock issued in the conversion would be issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Vote Required

The approval of Proposal No. 2 requires the affirmative vote of the majority of the votes cast for this proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum

Board Recommendation for Proposal No. 2

The Board determined that Proposal No. 2 is advisable and in the best interest of our shareholders and recommended that our shareholders vote in favor of Proposal No. 2.

In reaching its determination to approve Proposal No. 2, the Board considered a number of factors, including:

● the conversion of the Series B Preferred would eliminate the Series B Preferred, which would facilitate the Company’s ability to issue future series of preferred stock, because the Series B Preferred is entitled to be senior to any other class of preferred stock;

● the conversion of the Series B Preferred would eliminate the liquidation preference of Series B Preferred;

● the conversion of the Series B Preferred would increase the total number of shares of common stock that could potentially be sold into the existing public market, subject to applicable securities laws, which could facilitate the development of a more robust public market for the common stock;

● our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs;

● the willingness of the holders of the Series B Preferred to make further investments in the Company following the conversion of the Series B Preferred;

● the interests of Moishe Gubin, our Chairman, and Michael Blasio, one of our directors, in the conversion by virtue of their beneficial ownership of the Series B Preferred;

● the dilution to our current common shareholders that would occur upon the conversion of the Series B Preferred.

In view of the variety of factors considered in connection with the evaluation of the conversion of the Series B Preferred and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

After evaluating these factors for and against the conversion of the Series B Preferred, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the conversion of the Series B Preferred is in our best interest and in the best interests of our shareholders, and recommends that all shareholders vote “FOR” the approval of Proposal No. 2.

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NASDAQ Stockholder Approval Requirements

Our common stock is listed on The NASDAQ Stock Market (“NASDAQ”) and trades under the ticker symbol OPHC. The approval of the conversion of the Series B Preferred requires shareholder approval under NASDAQ Rules 5635(b), 5635(c) and 5635(d).

NASDAQ Marketplace Rule 5635(b) requires shareholder approval of security issuances when the issuance or potential issuance will result in a change of control of the company. NASDAQ has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the company, would be presumed to be a change of control. Assuming the full conversion of the Series B Preferred and the receipt of all required regulatory approvals, it is possible that Moishe Gubin or Michael Blisko or one of their affiliates could become the owner of more than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder. By approving Proposal No. 2, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rule 5635(b), which may result in Moishe Gubin or Michael Blisko or one of their affiliates obtaining a greater than 20% interest in the Company on a post-transaction basis, which ownership position would be the largest position in the Company.

NASDAQ Marketplace Rule 5635(c) requires shareholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. Proposal No. 2 will result in shares of common stock being issued to directors Moishe Gubin and Michael Blisko and certain of their affiliates at a price which may be deemed to be below the fair market value of our common stock at the time the Company sold the Series B Preferred to these holders (as described above). By approving Proposal No. 2, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rule 5635(c), which may result in Moishe Gubin or Michael Blisko or one of their affiliates acquiring shares of common stock at a price of less than fair market value.

NASDAQ Marketplace Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of the “Minimum Price.” For purposes of Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (for the five trading days immediately preceding the signing of the binding agreement. In the case of the Series B Preferred, the conversion price of the Series B Preferred was lower than the Minimum Price in the case of six of the seven sales of the Series B Preferred, as reflected in the following table:

Date of Binding Agreement	Number of Shares	Conversion Price	Minimum Price
6/30/2020	100	$2.50	$2.70
9/29/2020	180	$2.50	$2.63
12/28/2020	120	$2.50	$3.14
3/24/2021	160	$2.50	$3.74
6/24/2021	200	$2.50	$4.92
3/30/2022	260	$4.00	$4.13
12/30/22	340	$4.50	$4.09

Based on the Minimum Price of our common stock on each date on which the Company entered into binding agreements to sell shares of the Series B Preferred, the Minimum Price was less than the conversion price for such share, expect in the case of the shares of the Series B-3 Preferred. As noted above, the conversion of these shares could result in the issuance of common shares representing more than 20% of our common stock.

We are requesting in this Proposal No. 2 that our shareholders approve the issuance of the common stock issuable upon conversion of the Series B Preferred in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF UP TO 11,113,889 SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK PREVIOUSLY ISSUED BY THE COMPANY .

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PROPOSAL NO. 3

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Overview

The Company’s board of directors has unanimously approved a proposal to amend its articles of incorporation to increase the authorized shares of common stock of the Company from 10,000,000 shares to 30,000,000 shares, subject to stockholder approval. The board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s stockholders for approval.

If the Company’s stockholders approve this Proposal No. 3, the Company expects to file articles of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Florida. Upon filing, the articles of amendment the authorized number of shares of common stock will increase from 10,000,000 to 30,000,000.

On the date of this proxy statement, the Company had an aggregate of 7,250,218 outstanding shares of common stock and had 39,318 shares of common stock available for issuance under the Company’s stock option plan. If the shareholders approve the conversion of the Series B Preferred as set forth in Proposal No. 2, the Company could potentially issue up to 11,113,889 additional shares of common stock. If the shareholders approve the increase in the number of shares that may be issued under the Company’s stock option plan from 550,000 shares to 1.050,000 shares as described in Proposal No. 4, the Company could potentially issue up to 500,000 additional shares of common stock. If all of the foregoing shares were issued, the Company would have 18,903,425 outstanding shares of common stock.

Reasons for the Increase in Authorized Shares

The primary reason for the proposed increase in the authorized shares is to facilitate the sale of additional shares of the Company’s common stock in order to provide additional capital to the Bank in order to support its continued growth. In this regard, the Bank’s total assets have grown from $235 million at December 31, 2020 to $585 million at December 31, 2022. The Company currently expects that the Bank will be able to continue its rapid growth provided that the Company raises additional capital to support such growth. The Company intends to raise such additional capital in 2023 through one or more public or private offerings of shares. The Company has not entered into any agreements or commitments with respect to any such offering and the terms of such offerings have not been determined. The authorization of the proposed increase is expected to provide the Company with the ability to issue enough additional shares to meet its capital requirements for at least the next 12 months.

The secondary reason for the proposed increase is to provide the Company with sufficient shares to be able to reserve as sufficient number of shares of common stock to permit the issuance of the proposed increased number of shares under the Company’s stock option and to permit the conversion of the Series B Preferred into common stock when approved by the Company and the shareholders.

In the case of the stock option plan, the Company is separately seeking shareholder approval in Proposal No. 4 to increase the authorized number of shares that may be issued under the plan from 550,000 to 1,050,000.

In the case of the Series B Preferred, the Company is separately seeking shareholder approval in Proposal No. 2 to permit the Company, at its option, to convert up to 1,360 outstanding shares of Series B Preferred into 11,113,889 shares of common stock.

The increase in the authorized number of common stock would provide the Company with sufficient shares to be able to issue the additional shares under the stock option plan and to convert its Series B preferred stock into common stock in the event that the Board determines that such conversion is in the best interests of the Company and its shareholders. The approval of the increase of the authorized shares will not constitute shareholder approval for increase in the shares available under the stock option plans or approval of the conversion of the Series B Preferred, which are being sought separately by the Company in Proposal No. 2 and Proposal No. 4.

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If Proposal No.3 is approved, then the Company would reserve an additional 500,000 shares for issuance under the plan and 11,113,889 shares for issuance upon the conversion of the Series B Preferred. After taking account of the 7,250,218 currently outstanding common shares of the Company, the Company would then have 11,096,575 shares available for issuance for other purposes.

The Company desires to have additional shares available for other business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except as may be required by applicable law, regulations promulgated by government agencies, the rules of the NASDAQ or other market or exchange on which Company common stock is then listed. These purposes may include, among others:

● providing equity incentives to employees, officers or directors;

● establishing strategic relationships with other companies; and

● expanding the business of the Company through the acquisition of other financial institutions.

The terms of additional shares of common stock will be identical to those of the currently outstanding shares of the Company’s common stock. However, because holders of the Company’s common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of any additional shares of common stock authorized as a result of the increase in the number of authorized shares of common stock will reduce the current stockholders’ percentage of ownership interest in the total outstanding shares of common stock.

Effects of the Increase in Authorized Shares

The proposed increase in the authorized number of shares of common stock could have a number of other effects on the stockholders of the Company depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’ management could have the effect of making it more difficult to remove the Company’ management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Vote Required; Recommendation of Company Board of Directors

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK TO 30,000,000 SHARES.

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PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN

The Company has adopted the 2018 Equity Incentive Plan. The plan allows the Company to provide equity compensation to employees and directors, under a shareholder-approved plan, and enables the Company to attract and retain qualified persons to serve as directors and officers.

As of the date of this proxy statement, the Company has issued 542,682 shares under the plan. As a result, there are only 7,318 additional shares available for issuance under the plan.

The Board of Directors of the Company believes that equity compensation is a key aspect of the Company’s ability to attract and retain qualified directors and officers. During 2022, the Company issued 67,182 shares to Moishe Gubin, as part of his compensation for his services as a Director, and 2,944 shares to Timothy Terry, as part of his compensation for his services as President of the Bank. The Company granted an additional 24,493 shares to other employees in 2022. The Company has no outstanding stock options or other equity awards.

The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the plan from 550,000 to 1,050,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant equity compensation at levels determined appropriate by the Board.

Summary of the Plan

The principal features of the plan are summarized below.

Plan Administration. The plan is administered by our Board of Directors, a majority of whom meet the NASDAQ standard for director independence, and/or our Board’s Compensation Committee, which consists of at least two members of the Board, each of whom meets the NASDAQ standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

● Select participants and grant awards,

● Determine the number of shares to be subject to the types of awards,

● Determine the terms and conditions upon which awards will be granted under the plan, including the vesting requirements of awards,

● Prescribe the form and terms of award agreements,

● Establish procedures and regulations for the administration of the plan,

● Interpret the plan, and

● Make all determinations necessary or advisable for administration of the plan.

Eligibility. The directors and employees of the Company and its subsidiaries are eligible to participate in the plan.

Awards. The plan provides for the grant of incentive and non-statutory options, bonus shares, restricted shares, and performance shares, as such terms are defined in the plan.

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Shares Subject to the Plan. If the amendment is approved, the number of shares of common stock that may be issued under the plan will increase from 550,000 shares to 1,050,000 shares. If any shares are subject to an award under the plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan. Likewise, shares that are tendered to the Company by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan will be available for issuance under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Adjustments. In the event of a merger or consolidation (in each case where the shares of the Company are converted into stock and/or cash of another entity), or any corporate structure affecting Company common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options. Incentive and non-statutory options to purchase shares of Company common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. Market value means the last reported sale price of Company common stock reported on The Nasdaq Capital Market on the relevant date of determination. The plan permits the Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with the Company.

Restricted Stock. Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) of the death or disability of the participant. If a participant’s service with the Company is terminated, the participant will forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Share Awards. Other awards of Company common stock that are valued in whole or in part by reference to, or are otherwise based on, Company common stock or the attainment by the Company of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock awards are paid in shares of Company common stock. Shares granted as stock awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance shares in the name of the participant will be made at the end of the performance cycle.

Bonus Shares and Awards in Lieu of Obligations. Bonus share awards may be issued to participants as a bonus or in consideration for past services actually rendered for the Company, or in lieu of obligations of the Company to pay cash or deliver other property under the plan or under other plans or compensation arrangements. The bonus shares can be awarded under terms and agreements that are determined by the Compensation Committee and/or the Board.

Change in Control. Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of the Company, all outstanding stock options will become fully vested. If a participant’s service with the Company is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested.

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A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 50% or more of the outstanding common stock; (ii) a merger in which the Company is not the surviving entity, or a sale by the Company or the Bank of all or substantially all of its assets; or (iii) the acquisition by any person or group by means of a merger, consolidation or purchase of 80% or more of its outstanding shares.

Effective Date, Term, Amendment and Termination. The plan will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of the date of the original shareholder approval of the plan. Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASDAQ rules, or other applicable law. No termination, amendment or modification of the plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer. Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family, to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only partners.

Other Provisions. The Board may establish procedures providing for the delivery of shares of Company common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences. Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, restricted stock, bonus shares and performance share awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. The Company will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Recipients of restricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of Company common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted stock awards in the year in which such amounts are included in income.

Performance share and bonus share awards result in the recognition of ordinary income in an amount equal to the fair market value of shares of Company common stock paid to participants. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants.

Other Information

The Board has not made any determination as to the allocation of benefits or amounts under the plan if approved by shareholders. If the plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors

Assuming the presence of a quorum, the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER COMPANY’S 2018 EQUITY INCENTIVE PLAN.

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PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board of Directors values the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

The Company’s current executive compensation program is designed to provide a competitive level of annual cash and equity compensation that will allow the Company to attract, motivate and retain individuals with the skills required to achieve the Company’s performance goals. At the present time, the Company is not utilizing any other long term compensation for the Company’s executive officers.

The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 6

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the shareholders of the Company are entitled to vote at the annual meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Under regulations issued by the SEC, shareholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board values the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for Company and its shareholders for following reasons:

● A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s incentive programs, compensation strategies and the total Company performance; and

● A three-year cycle provides the Board of Directors with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any desired changes to Company’ executive compensation program.

For the advisory vote regarding the frequency of the shareholder vote described in this Proposal No. 6, the option —every one, two or three years — that receives the largest number of votes cast “FOR” will be deemed to be approved by the shareholders. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR THREE YEARS” ON PROPOSAL NO. 6 REGARDING THE FREQUENCY OF THE SHAREHOLDER VOTE TO ON EXECUTIVE COMPENSATION.

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PROPOSAL NO. 7

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2023, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate governance.

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF HACKER, JOHNSON & SMITH, P.A. AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2023.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with the Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith, P.A., communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith, P.A. has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith, P.A., the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and selected Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for 2023.

AUDIT COMMITTEE

Thomas Procelli (Chairman)

Martin Schmidt

Avi Zwelling

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INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith, P.A., the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.

Audit Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith, P.A. for professional services rendered for the years ended December 31, 2021 and 2022:

Fee Category	2021 Fees	2022 Fees

Audit Fees	$86,000	$91,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, P.A. in connection with statutory and regulatory filings or engagements.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith, P.A., independent public auditors for the Company for 2021 and 2022, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

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MANAGEMENT

Officers of the Company

Since June 2016, Timothy Terry, President and Chief Executive Officer of the Bank, has been acting as the Principal Executive Officer for the Company, and since February 2020, Joel Klein, a director of the Company has been acting as the Principal Financial Officer for the Company.

The background of Mr. Terry is set forth below. The background of Mr. Klein is set forth in the section of this proxy statement entitled “Proposal No. 1 – Election of Directors.”

Timothy Terry, age 67, was appointed President and Chief Executive Officer of the Bank in February 2013 and was appointed Chief Operating Officer of the Bank in 2018. Mr. Terry has been in banking for 35 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

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MANAGEMENT COMPENSATION

The following table shows the compensation paid by the Company and the Bank for 2021 and 2022 to the persons acting as principal executive officer and principal financial officer during this period.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total Compensation

Timothy Terry (1)	2022	$266,000	$11,571	$-	$277,571
President of Bank and Principal Executive Officer	2021	$250,000	$20,000	$-	$270,000

Joel Klein(2)	2022	$-	$-	$20,000	$20,000
Principal Financial Officer	2021	$-	$-	$14,100	$14,100

(1)	For 2022, Mr. Terry received a restricted stock grant with a value of $11,571.

(2)	All of Mr. Klein’s compensation was in the form of director’s fee.

Stock Options

No stock options were granted to any of the executive officers in 2022 or 2021. None of the Company’s executive officers holds any stock options.

Stock Grants

In 2022, the Company made a restricted stock grant to Mr. Terry of 2,944 shares of common stock, valued at $11,571.

Director Compensation

Each Director receives compensation for serving on the Board of Directors and committees of the Board. Mr. Gubin, who serves as Chairman of the Board, receives a $15,000 as an annual retainer, and all other directors receive $7,500 as an annual retainer. Additionally, Mr. Gubin receives $1,650 for each Board meeting attended, and all other directors receive $1,100 for each Board meeting attended. For Audit Committee meetings, the Chairman receives compensation of $400 for each meeting attended, and the other members receive $300. For Compensation Committee meetings, Mr. Gubin, as Chairman, receives compensation of $350 for each meeting attended and the other members receive $200.

Mr. Gubin also receives $275,000 per year for additional services as a director, payable in shares of the Company’s common stock (based on the fair market value on the date of issuance). These additional services include his generally spending approximately one week per month in the Bank’s offices. He is also actively involved in the Bank’s marketing efforts for new loan business and deposits and in the Company’s investor relations efforts.

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Director Compensation Table For 2022

Name	Cash Compensation($)	Stock Awards($)		All Other Compensation ($)	Total($)
Moishe Gubin	$33,200	$275,000	(1)	$0	$308,200
Joel Klein	20,000	0		0	20,000
Martin Schmidt	22,900	0		0	22,900
Thomas Procelli	22,000	0		0	22,000
Avi M. Zwelling	22,600	0		0	22,600
Chan Heng Fai Ambrose (2)	8,300	0		0	8,300
Michael Blisko	14,200	0		0	14,200
Steven Newman	2,200	0		0	2,200
Total	$145,400	$275,000		$0	$420,400

(1)	This amount represents the fair value of the stock grant made to Mr. Gubin in payment of a portion of his director’s fees in 2022.

(2)	Mr. Ambrose resigned as a director in April 2022.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table for 2022 and 2021

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO Named Executive Officers	Average Compensation Actually Paid to non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Income
2022	$277,571	$277,571	$20,000	$20,000	4.1%	$4,023,000
2021	$270,000	$270,000	$14.100	$14.100	16.6%	$6,296,000

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of May 15, 2023, for:

●	each of the directors and executive officers of the Company and the Bank;

●	all of the directors and executive officers of the Company and the Bank as a group; and

●	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Moishe Gubin, Director	689,815	9.51%
Joel Klein, Director and Chief Financial Officer	94,404	1.3%
Thomas Procelli, Director	3,623	0.05%
Martin Schmidt, Director	33,500	0.46%
Avi Zwelling, Director	31,118	0.43%
Steven Newman, Director	29,055	0.40%
Michael Blisko, Director	598,388	8.25%
Timothy Terry, President of the Bank and Principal Executive Officer	66,510	0.92%
All directors and executive officers as a group (8 persons)	1,546,413	21.33%

Other Principal Shareholders

Chan Heng Fai Ambrose/American Pacific Bancorp, Inc.	577,357,	8.25%
1400 Broadfield Blvd.
Suite 100
Houston, Texas 77084
Chan Heng Fai Ambrose

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2022 were made on a timely basis, except for four Form 4s for Mr. Gubin, two Form 4s for Mr. Blisko, one Form 4 for Mr. Terry and one Form 3 and one Form 4 for Mr. Newman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2022, except as described below, there have been no transactions or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Purchase of Shares by Affiliates

During 2022, the Company sold 202,000 shares of common stock to Michael Blisko at a cash price of $4.50 per share, or a total of $909,000.

During 2022, the Company sold 260 shares of Series B-2 preferred stock to an affiliate of Moishe Gubin and Michael Blisko at a price of $25,000 per share, or a total of $6,500,000.

During 2022, the Company sold 340 shares of Series B-3 preferred stock to an affiliate of Moishe Gubin and Michael Blisko at a price of $25,000 per share, or a total of $8,500,000.

During 2022, the Company sold 190,000 shares of common stock to an affiliate of Moishe Gubin at a cash price of $4.50 per share, or a total of $855,000.

During 2022, the Company sold 202,000 shares of common stock to an affiliate of Chan Heng Fai Ambrose at a cash price of $4.50 per share, or a total of $909,000.

During 2022, the Company sold 17,000 shares of common stock to Steven Newman at a cash price of $4.50 per share, or a total of $76,500.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

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SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2024 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than January 24, 2024, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2024 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by April 8, 2024, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. Requests should be sent to OptimumBank Holdings, Inc., Attn: Mary Franco, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308. Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

FINANCIAL INFORMATION

The following financial statements and related information of the Company are attached to this Proxy Statement:

● Attached as Exhibit A are the audited consolidated balance sheets of the Company, as of December 31, 2022 and December 31, 2021, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended and the related notes.

● Attached as Exhibit B is Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022 and 2021.

● Attached as Exhibit C are the unaudited consolidated balance sheets of the Company, as of March 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended and the related notes.

● Attached as Exhibit D is Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal quarters ended March 31, 2023 and 2022.

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Exhibit A

Audited Financial Statements For The Years Then Ended December 31, 2022 and 2021

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

OptimumBank Holdings, Inc.

Fort Lauderdale, Florida:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of OptimumBank Holdings, Inc. and subsidiary (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of earnings, comprehensive (loss) income, stockholders’ equity and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

A-1

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of General Reserve Portion of the Allowance for Loan Losses - Evaluation of the Qualitative Adjustments

As described in Notes 1 and 3 to the consolidated financial statements, management determines the general reserve portion of the allowance for loan losses using actual historical loss experience for each individual loan category, as well as evaluating whether qualitative adjustments are necessary. As of December 31, 2022, the allowance for loan losses was $5.8 million which consists of two components: the allowance for loans individually evaluated for impairment (“special reserves”), and the allowance for loans collectively evaluated for impairment (“general reserve”), representing $5.8 million. The general reserve covers loans that are not individually classified as impaired. In evaluating whether qualitative adjustments are necessary, management considers (1) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio (2) changes in collateral value of loans (3) changes in lending policies and procedures, risk selection and underwriting standards (4) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss (5) the existence and effect of any concentrations of credit and changes in the level of such concentrations (6) changes in the nature and volume of the loan portfolio and terms of loans, (7) changes in the experience, ability and depth of lending management and other relevant staff, (8) quality of loan review, (9) the effect of other external factors, trends or uncertainties that could affect management’s estimate of probable losses, such as competition and industry conditions.

The principal considerations for our determination that performing procedures relating to the evaluation of qualitative adjustments used in the calculation of the general reserve portion of the allowance for loan losses is a critical audit matter are as follows: Significant judgment used by management when evaluating the qualitative adjustments, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing audit procedures and evaluating audit evidence relating to the qualitative adjustments.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included among others, testing management’s process for evaluating qualitative adjustments by (i) evaluating the appropriateness of the methodology management used in evaluating the qualitative adjustments, (ii) testing the inputs used in the estimate of qualitative adjustments, including the completeness and accuracy of underlying historical loss data, and (iii) evaluating the reasonableness of the qualitative adjustments given current microeconomic trends and portfolio characteristics.

(PCAOB ID: 400)

/s/ HACKER, JOHNSON & SMITH PA
We have served as the Company’s auditor since 2000.
Fort Lauderdale, Florida
March 6, 2023

A-2

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31,
	2022	2021
Assets:
Cash and due from banks	$19,788	$13,681
Interest-bearing deposits with banks	52,048	45,289
Total cash and cash equivalents	71,836	58,970
Debt securities available for sale	25,102	34,394
Debt securities held-to-maturity (fair value of $504 and $1,071)	540	1,040
Loans, net of allowance for loan losses of $5,793 and $3,075	477,218	247,902
Federal Home Loan Bank stock	600	793
Premises and equipment, net	934	843
Right-of-use lease assets	2,119	1,737
Accrued interest receivable	1,444	971
Deferred tax asset	3,836	3,442
Other assets	1,590	1,786

Total assets	$585,219	$351,878
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$159,193	$124,119
Savings, NOW and money-market deposits	108,726	155,102
Time deposits	239,980	13,236

Total deposits	507,899	292,457

Federal Home Loan Bank advances	10,000	18,000
Official checks	110	140
Operating lease liabilities	2,172	1,775
Other liabilities	2,458	996

Total liabilities	522,639	313,368

Commitments and contingencies (Notes 8 and 14)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized:	—	—
Series A Preferred, no par value, no shares issued and outstanding	—	—
Series B Convertible Preferred, no par value, 1,520 shares authorized, 1,360 and 760 shares issued and outstanding	—	—
Preferred stock value	—	—
Common stock, $.01 par value; 10,000,000 shares authorized, 7,058,897 and 4,775,281 shares issued and outstanding	71	48
Additional paid-in capital	90,408	65,193
Accumulated deficit	(22,073)	(26,096)
Accumulated other comprehensive loss	(5,826)	(635)

Total stockholders’ equity	62,580	38,510
Total liabilities and stockholders’ equity	$585,219	$351,878

See accompanying notes to Consolidated Financial Statements

A-3

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Earnings

(In thousands)

	Year Ended December 31,
	2022	2021
Interest income:
Loans	$17,952	$9,756
Debt securities	649	488
Other	1,281	145

Total interest income	19,882	10,389

Interest expense:
Deposits	3,234	651
Borrowings	812	334

Total interest expense	4,046	985

Net interest income	15,836	9,404

Provision for loan losses	3,466	1,173

Net interest income after provision for loan losses	12,370	8,231

Noninterest income:
Service charges and fees	2,550	1,331
Gain on sale of premises and equipment	-	340
Other	410	103

Total noninterest income	2,960	1,774

Noninterest expenses:
Salaries and employee benefits	5,449	3,653
Professional fees	546	563
Occupancy and equipment	717	650
Data processing	1,227	765
Insurance	96	95
Regulatory assessment	255	164
Other	1,648	1,046

Total noninterest expenses	9,938	6,936

Net earnings before income taxes (benefit)	5,392	3,069

Income tax expense (benefit)	1,369	(3,227)

Net earnings	$4,023	$6,296

Net earnings per share - basic and diluted	$0.68	$1.61

See Accompanying Notes to Consolidated Financial Statements.

A-4

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive (Loss) Income

(In thousands)

	Year Ended
	December 31,
	2022	2021

Net earnings	4,023	$6,296

Other comprehensive loss:
Change in unrealized loss on debt securities:
Unrealized loss arising during the year	(6,970)	(891)
Amortization of unrealized loss on debt securities transferred to held-to-maturity	16	110

Other comprehensive loss before income taxes	(6,954)	(781)

Deferred income taxes	1,763	215

Total other comprehensive loss	(5,191)	(566)

Comprehensive (loss) income	$(1,168)	$5,730

See Accompanying Notes to Consolidated Financial Statements.

A-5

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2022 and 2021

(Dollars in thousands except per share amounts)

	Preferred		Preferred						Accumulated
	Stock		Stock				Additional		Other	Total
	Series A		Series B		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at December 31, 2020	—	—	400	—	3,203,455	32	50,263	(32,392)	(69)	17,834
Proceeds from the sale of preferred stock	—	—	360	—	—	—	9,000	—	—	9,000
Proceeds from the sale of common stock	—	—	—	—	809,100	9	3,629	—	—	3,638
Stock-based compensation	—	—	—	—	62,112	—	199	—	—	199
Common stock issued for junior subordinated debenture interest payable	—	—	—	—	11,042	—	41	—	—	41
Common stock issued in exchange for Trust Preferred Securities	—	—	—	—	689,572	7	2,061	—	—	2,068
Net change in unrealized gain on debt securities available for sale, net of income taxes	—	—	—	—	—	—	—	—	(676)	(676)
Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	—	—	—	—	—	—	—	110	110
Net earnings	—	—	—	—	—	—	—	6,296	—	6,296
Balance at December 31, 2021	—	—	760	—	4,775,281	48	65,193	(26,096)	(635)	38,510
Proceeds from the sale of preferred stock	—	—	600	—	—	—	15,000	—	—	15,000
Proceeds from the sale of common stock	—	—	—	—	2,191,940	22	9,844	—	—	9,866
Stock-based compensation	—	—	—	—	91,676	1	371	—	—	372
Net change in unrealized loss on debt securities available for sale	—	—	—	—	—	—	—	—	(5,207)	(5,207)
Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	—	—	—	—	—	—	—	16	16
Net earnings	—	—	—	—	—	—	—	4,023	—	4,023
Balance at December 31, 2022	—	—	1,360	—	7,058,897	$71	$90,408	$(22,073)	$(5,826)	$62,580

See Accompanying Notes to Consolidated Financial Statements.

A-6

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$4,023	$6,296
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	3,466	1,173
Depreciation and amortization	231	210
Deferred income taxes	1,369	(3,227)
Net accretion of fees, premiums and discounts	(271)	(772)
Stock-based compensation expense	372	199
Gain on sale of premises and equipment, net	-	(340)
(Increase) decrease in accrued interest receivable	(473)	365
Amortization of right-of-use asset	338	92
Net decrease in operating lease liabilities	(323)	(73)
Decrease (increase) in other assets	196	(809)
Increase in official checks and other liabilities	1,432	649
Net cash provided by operating activities	10,360	3,763

Cash flows from investing activities:
Purchase of debt securities available for sale	—	(19,513)
Principal repayments of debt securities available for sale	2,127	2,915
Principal repayments of debt securities held-to-maturity	509	2,409
Net increase in loans	(232,309)	(95,568)
Purchases of premises and equipment	(322)	(381)
Proceeds from sale of premises and equipment	—	1,081
Redemption of FHLB stock	193	299

Net cash used in investing activities	(229,802)	(108,758)

Cash flows from financing activities:
Net increase in deposits	215,442	101,698
Net decrease in FHLB Advances	(8,000)	(5,000)
Proceeds from sale of preferred stock	15,000	9,000
Proceeds from sale of common stock	9,866	3,638

Net cash provided by financing activities	232,308	109,336

Net increase in cash and cash equivalents	12,866	4,341

Cash and cash equivalents at beginning of the year	58,970	54,629

Cash and cash equivalents at end of the year	$71,836	$58,970

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$3,929	$1,041

Income taxes	$—	$—

Noncash transactions:
Change in accumulated other comprehensive loss, net change in unrealized loss on debt securities available for sale, net of income taxes	$(5,191)	$(566)

Amortization of unrealized loss on debt securities transferred to held-to-maturity	$16	$110

Right-of use lease assets obtained in exchange for operating lease liabilities	$720	$925

Issuance of common stock for Junior Subordinated Debenture	$—	$2,068

Issuance of common stock for Junior Subordinated Debenture interest payable	$—	$41

See Accompanying Notes to Consolidated Financial Statements.

A-7

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2022 and 2021 and for the Years Then Ended

(1) Summary of Significant Accounting Policies

Organization. OptimumBank Holdings, Inc. (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”), a Florida-chartered commercial bank. The Company’s only business is the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its two banking offices located in Broward County, Florida. The Bank is planning to open an additional branch office in Miami-Dade County in the third quarter of 2023.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Subsequent Events. The Company has evaluated subsequent events through March 6, 2023, which is the date the consolidated financial statements were issued, determining no additional events required disclosure.

Use of Estimates. In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of the deferred tax asset.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which have original maturities of ninety days or less.

The Company may be required by law or regulation to maintain cash reserves in the form of vault cash or deposit with Federal Reserve Banks or in Pass-through accounts with other banks. This requirement is based on the amount of the Bank’s transaction deposit accounts. As of December 31, 2022 and 2021, the Bank did not have a reserve requirement as the Federal Reserve Board lowered the requirements to zero for all depository institutions.

(continued)

A-8

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Debt Securities. Debt securities may be classified as trading, held to maturity or available for sale. Trading debt securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading debt securities are included immediately in earnings. Held-to-maturity debt securities are those which management has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale debt securities consist of debt securities not classified as trading debt securities nor as held to maturity debt securities. Unrealized holding gains and losses on available for sale debt securities are reported as a net amount in accumulated other comprehensive loss in stockholders’ equity until realized. Gains and losses on the sale of debt securities available for sale are determined using the specific-identification method. Premiums and discounts on debt securities are recognized in interest income using the interest method over the period to maturity.

Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. A debt security is impaired if the fair value is less than its carrying value at the financial statement date. When a debt security is impaired, the Company determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a debt security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment recognized in operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the debt security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Commitment fees and loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

(continued)

A-9

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the years ended December 31, 2022 or 2021.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loans are lower than the carrying value of those loans. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding three years. The historical loss experience is adjusted for the risks by each portfolio segment. Risk factors impacting loans in each of the portfolio segments include: (1) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio (2) changes in collateral value of loans (3) changes in lending policies and procedures, risk selection and underwriting standards (4) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss (5) the existence and effect of any concentrations of credit and changes in the level of such concentrations (6) changes in the nature and volume of the loan portfolio and terms of loans, (7) changes in the experience, ability and depth of lending management and other relevant staff, (8) quality of loan review, (9) the effect of other external factors, trends or uncertainties that could affect management’s estimate of probable losses, such as competition and industry conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis, by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

(continued)

A-10

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Premises and Equipment. Land is stated at cost. Buildings and improvements, furniture, fixtures, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset or lease term, if shorter.

Leases. We determine if a contract contains a lease at inception and recognize operating lease right-of-use assets and operating lease liabilities based on the present value of the future minimum lease payments at the lease commencement date. As our leases do not provide implicit rates, we use our incremental borrowing rate commensurate with the underlying lease terms. Lease agreements that have lease and non-lease components, are accounted for as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder, (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Revenue Recognition. The majority of the Company’s revenues come from interest income and financial assets, including loans, and securities which are outside the accounting guidance with respect to revenue from contracts with customers. The Company’s services that fall within this guidance are presented within noninterest income and are recognized as revenue as the Company satisfies its obligation to the customer. The following summarizes the Company’s revenue recognition accounting policy for service charges on deposit accounts and gain on sale of premises and equipment.

Service Charges on Deposit Accounts. Deposit related fees consist of fees earned on transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as wire fees, ATM use fees, debit card interchange fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that it the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Gain on sale of premises and equipment. Gain on sale of premises and equipment is recognized when control of the property was transferred and it is probable that substantially all consideration will be collected.

(continued)

A-11

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Income Taxes. There are two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company provides reserves for potential payments of tax related to uncertain tax positions. These reserves are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit. Potential interest and penalties associated with such uncertain tax positions are recorded as a component of income tax expense.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company and the Bank file a consolidated income tax return. Income taxes are allocated proportionately to the Company and the Bank as though separate income tax returns were filed.

Advertising. The Company expenses all media advertising as incurred. Media advertising expense included in other noninterest expenses in the accompanying consolidated statements of earnings was approximately $59,000 and $26,000 during the years ended December 31, 2022 and 2021, respectively.

Stock Compensation Plan. The Company has adopted the fair value recognition method and expenses the fair value of any stock options as they vest. Under the fair value recognition method, the Company recognizes stock-based compensation in the accompanying consolidated statements of earnings.

Net Earnings Per Share. Basic net earnings per share is computed on the basis of the weighted-average number of common shares outstanding. In 2022 and 2021, basic and diluted net earnings per share were the same because there are no outstanding potentially diluted securities. Earnings per common share has been computed based on the following:

	Year Ended December 31,
	2022	2021
Weighted-average number of common shares outstanding used to calculate basic and diluted net earnings per common share	5,954,847	3,899,118

(continued)

A-12

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Company may enter into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Debt Securities. Where quoted prices are available in an active market, debt securities are classified within Level 1 of the valuation hierarchy. Level 1 debt securities include highly liquid government bonds and certain mortgage products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage obligations, mortgage-backed securities, SBA pool securities and taxable municipal securities.

Impaired Loans. The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments result in level 3 fair value classification for impaired loans measured at fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.

(continued)

A-13

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments disclosed herein:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value (Level 1).

Debt Securities. Fair values for debt securities are based on the framework for measuring fair value established by GAAP (Level 2).

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans, including fixed-rate residential and commercial real estate and commercial loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality (Level 3).

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share (Level 3).

Accrued Interest Receivable. The carrying amount of accrued interest approximates its fair value (Level 3).

Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits (Level 3).

Federal Home Loan Bank Advances. Fair values of Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowings (Level 3).

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing (Level 3).

Comprehensive Loss (Income). GAAP generally requires that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in consolidated assets and liabilities, such as unrealized gains and losses on debt securities available for sale, are reported as a separate component of the equity section of the consolidated balance sheets, such items along with net earnings, are components of comprehensive (loss) income.

Accumulated other comprehensive loss consists of the following (in thousands):

	December 31,
	2022	2021

Unrealized loss on debt securities available for sale	$(7,786)	$(816)
Unamortized portion of unrealized loss related to debt securities available for sale transferred to debt securities held-to-maturity	(18)	(34)
Income tax benefit	1,978	215

Accumulated other comprehensive loss	$(5,826)	$(635)

(continued)

A-14

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies, continued

Reclassifications. Certain amounts in 2021 consolidated financial statements have been reclassified to conform to the 2022 consolidated financial statement presentation.

Adoption on New Accounting Standards: On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities management does not intend to sell or believes that is more likely than not they will be required to sell.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, and off-balance-sheet (OBS) credit exposures. Results for reporting periods beginning after January 1, 2023, will be presented under ASC 326 while prior period amounts will continue to be reported in accordance with previously applicable GAAP. The Company recorded a net decrease to retained earnings of $241,000 as of January 1, 2023, for the cumulative effect of adopting ASC 326.

(2) Debt Securities. Debt securities have been classified according to management’s intent. The carrying amount of debt securities and approximate fair values are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2022:
Available for sale:
SBA Pool Securities	$834	$1	$(18)	$817
Collateralized mortgage obligations	145	—	(15)	130
Taxable municipal securities	16,729	—	(5,109)	11,620
Mortgage-backed securities	15,180	—	(2,645)	12,535
Total	$32,888	$1	$(7,787)	$25,102

Held-to-maturity:
Collateralized mortgage obligations	$475	$—	$(35)	$440
Mortgage-backed securities	65	—	(1)	64
Total	$540	$—	$(36)	$504

(continued)

A-15

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities, Continued.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2021:
Available for sale:
SBA Pool Securities	$1,097	$1	$(26)	$1,072
Collateralized mortgage obligations	210	7	—	217
Taxable municipal securities	16,766	19	(359)	16,426
Mortgage-backed securities	17,137	19	(477)	16,679
Total	$35,210	$46	$(862)	$34,394

Held-to-maturity:
Collateralized mortgage obligations	$854	$28	$—	$882
Mortgage-backed securities	186	3	—	189
Total	$1,040	$31	$—	$1,071

There were no sales of debt securities available for sale during the years ended December 31, 2022 and 2021.

Debt securities with gross unrealized losses, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position, is as follows (in thousands):

	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
At December 31, 2022:
Available for Sale:
SBA Pool Securities	$18	$657	$—	$—
Collateralized mortgage obligations	$—	$—	$15	$130
Taxable municipal securities	$5,109	$11,620	$—	$—
Mortgage-backed securities	$2,621	$12,292	$24	$243
Total	$7,748	$24,569	$39	$373
At December 31, 2021:
Available for Sale:
SBA Pool Securities	$26	$895	$—	$—
Taxable municipal securities	$81	$1,853	$278	$12,828
Mortgage-backed securities	$242	$6,179	$235	$9,984
Total	$349	$8,927	$513	$22,812

(continued)

A-16

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities, Continued.

At December 31, 2022 and 2021, the unrealized losses on forty and twenty-nine debt securities, respectively, were caused by market conditions. It is expected that the debt securities will not be settled at a price less than the book value of the investments. Because the decline in fair value is attributable to market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

The Company’s debt securities available-for-sale and held-to-maturity all have contractual maturity dates which are greater than ten years as of December 31, 2022. Expected maturities of these debt securities will differ from contractual maturities because borrowers have the right to call or repay obligations with or without call or prepayment penalties.

(3) Loans. The components of loans are as follows (in thousands):

	At December 31,
	2022	2021

Residential real estate	$50,354	$32,583
Multi-family real estate	69,555	48,592
Commercial real estate	310,695	129,468
Land and construction	17,286	3,772
Commercial	5,165	14,157
Consumer	30,323	22,827

Total loans	483,378	251,399

Deduct:
Net deferred loan fees	(367)	(422)
Allowance for loan losses	(5,793)	(3,075)

Loans, net	$477,218	$247,902

The Company makes the majority of its loans to borrowers in Broward County, Florida and portions of Palm Beach and Miami-Dade Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to repay their loans and meet their contractual obligations to the Company is dependent upon the economy in Broward, Palm Beach and Miami-Dade Counties, Florida.

(continued)

A-17

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. An analysis of the change in the allowance for loan losses for the years ended December 31, 2022 and 2021 follows (in thousands):

	Residential Real Estate	Multi- Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Total

Year Ended December 31, 2022:
Beginning balance	$482	$535	$1,535	$32	$74	$417	$3,075
Provision for loan losses	286	213	1,727	141	244	855	3,466
Charge-offs	—	—	—	—	(97)	(804)	(901)
Recoveries	—	—	—	—	56	97	153

Ending balance	$768	$748	$3,262	$173	$277	$565	$5,793
Year Ended December 31, 2021:
Beginning balance	$463	$253	$884	$52	$103	$151	$1,906
Credit) provision for loan losses	(11)	282	651	(28)	(231)	510	1,173
Charge-offs	—	—	—	—	(23)	(254)	(277)
Recoveries	30	—	—	8	225	10	273

Ending balance	$482	$535	$1,535	$32	$74	$417	$3,075

The balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2022 and 2021 follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Total
At December 31, 2022:
Individually evaluated for impairment:
Recorded investment	$—	$—	$—	$—	$—	$—	$—
Balance in allowance for loan losses	$—	$—	$—	$—	$—	$—	$—

Collectively evaluated for impairment:
Recorded investment	$50,354	$69,555	$310,695	$17,286	$5,165	$30,323	$483,378
Balance in allowance for loan losses	$768	$748	$3,262	$173	$277	$565	$5,793

At December 31, 2021:
Individually evaluated for impairment:
Recorded investment	$—	$—	$—	$—	$—	$—	$—
Balance in allowance for loan losses	$—	$—	$—	$—	$—	$—	$—

Collectively evaluated for impairment:
Recorded investment	$32,583	$48,592	$129,468	$3,772	$14,157	$22,827	$251,399
Balance in allowance for loan losses	$481	$535	$1,535	$32	$72	$420	$3,075

(continued)

A-18

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued.

Residential Real Estate, Multi-Family Real Estate, Commercial Real Estate, Land and Construction. All loans are underwritten in accordance with policies set forth and approved by the Board of Directors (the “Board”), including repayment capacity and source, value of the underlying property, credit history and stability. Residential real estate loans are underwritten based on repayment capacity and source, value of the underlying property, credit history and stability. Multi-family and commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Company’s Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Construction loans to borrowers finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sales information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial. Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. Also offered are home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts.

(continued)

A-19

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. The following summarizes the loan credit quality (in thousands):

	Pass	OLEM (Other Loans Especially Mentioned)	Sub- standard	Doubtful	Loss	Total

At December 31, 2022:
Residential real estate	$50,354	$—	$—	$—	$—	$50,354
Multi-family real estate	69,555	—	—	—	—	69,555
Commercial real estate	309,458	—	1,237	—	—	310,695
Land and construction	17,286	—	—	—	—	17,286
Commercial	5,165	—	—	—	—	5,165
Consumer	30,323	—	—	—	—	30,323

Total	$482,141	$—	$1,237	$—	$—	$483,378
A December 31, 2021:
Residential real estate	$30,080	$—	$2,503	$—	$—	$32,583
Multi-family real estate	47,962	630	—	—	—	48,592
Commercial real estate	125,620	3,848	—	—	—	129,468
Land and construction	3,772	—	—	—	—	3,772
Commercial	13,960	197	—	—	—	14,157
Consumer	22,827	—	—	—	—	22,827

Total	$244,221	$4,675	$2,503	$—	$—	$251,399

Internally assigned loan grades are defined as follows:

Pass –	a Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. These are loans that conform in all aspects to bank policy and regulatory requirements, and no repayment risk has been identified.

OLEM –	an Other Loan Especially Mentioned has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date.

Substandard –	a Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Included in this category are loans that are current on their payments, but the Bank is unable to document the source of repayment. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful –	a loan classified as Doubtful has all the weaknesses inherent in one classified as Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company charges off any loan classified as Doubtful.

Loss –	a loan classified as Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company fully charges off any loan classified as Loss.

(continued)

A-20

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. Age analysis of past due loans at December 31, 2022 and 2021 is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2022:
Residential real estate	$—	$—	$—	$—	$50,354	$—	$50,354
Multi-family real estate	—	—	—	—	69,555	—	69,555
Commercial real estate	—	—	—	—	310,695	—	310,695
Land and construction	—	—	—	—	17,286	—	17,286
Commercial	—	—	—	—	5,165	—	5,165
Consumer	150	27	—	177	30,146	—	30,323

Total	$150	$27	$—	$177	$483,201	$—	$483,378

At December 31, 2021:
Residential real estate	$198	$—	$—	$198	$32,385	$—	$32,583
Multi-family real estate	—	—	—	—	48,592	—	48,592
Commercial real estate	—	—	—	—	129,468	—	129,468
Land and construction	—	—	—	—	3,772	—	3,772
Commercial	—	—	—	—	14,157	—	14,157
Consumer	69	—	—	69	22,758	—	22,827

Total	$267	$—	$—	$267	$251,132	$—	$251,399

The Company had no impaired loans at December 31, 2022 and 2021

The average recorded investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	For the Year Ended December 31,
	2022				2021
	Average Recorded Investment	Interest Income Recognized		Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received

Residential real estate	$—	$		$—	$—	$—	$—
Commercial real estate	$—		$—	$—	$658	$7	$7
Commercial	$—		$—	$—	$—	$—	$—
Total	$—		$—	$—	$658	$7	$7

(continued)

A-21

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. No loans have been determined to be troubled debt restructurings (TDR’s) during the year ended December 31, 2022 and 2021. At December 31, 2022 and 2021, there were no loans modified and entered into TDR’s within the past twelve months, that subsequently defaulted during the years ended December 31, 2022 or 2021.

(4) Premises and Equipment A summary of premises and equipment follows (in thousands):

	At December 31,
	2022	2021
Furniture, fixtures and equipment	$1,138	$819
Leasehold improvements	657	654

Total, at cost	1,795	1,473

Less accumulated depreciation and amortization	(861)	(630)

Premises and equipment, net	$934	$843

During the year ended December 31, 2021, the Company sold one of its branch locations to a third-party. The sale was completed in November 2021 for $1,081,000. In connection with the sale, the Company recorded a gain in the consolidated statements of earnings of $340,000 in 2021.

(5) Leases. The Company’s operating lease obligation is for two of its branch locations. as well as a third location expected to open in 2023 in North Miami Beach, Florida. Our leases have a weighted-average remaining lease term of approximately 8.3 years and do not offer options to extend the leases. The components of lease expense and other lease information are as follows (in thousands):

	For the year ended December 31,
	2022	2021

Operating lease cost	$280	$213
Cash paid for amounts included in measurement of lease liabilities	$261	$195

	At December 31,
	2022	2021

Operating lease right-of-use assets	$2,119	1,737
Operating lease liabilities	$2,172	1,775
Weighted-average remaining lease term	8.4 years	8.3 years
Weighted-average discount rate	2.3%	2.11%

(continued)

A-22

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(5) Leases. Continued Future minimum lease payments under non-cancellable leases, reconciled to our discounted operating lease liabilities are as follows (in thousands):

At December 31, 2022
2023	$264
2024	270
2025	276
2026	288
2027	314
Thereafter	1,068
Total future minimum lease payments	2,480
Less interest	(308)
Total operating lease liability	$2,172

(6) Deposits

The aggregate amount of time deposits with a minimum denomination of $250,000 was approximately $47.3 million and $1.7 million at December 31, 2022 and 2021, respectively.

A schedule of maturities of time deposits at December 31, 2022 follows (in thousands):

Maturing Year Ending December 31,	Amount
2023	$223,840
2024	15,620
2025	519
2026	1
Total	$239,980

(7) Federal Home Loan Bank Advances and Other Available Credit

The maturities and interest rates on the Federal Home Loan Bank (“FHLB”) advances were as follows (dollars in thousands)

Maturity Year Ending	Interest	At December 31,
December 31,	Rate	2022	2021
2024	1.96%	$—	$4,000
2025	1.01%	10,000	10,000
2029	1.69%	—	4,000
		$10,000	$18,000

At December 31, 2022, three FHLB Advances were structured advances with potential calls on a quarterly basis.

(continued)

A-23

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(7) Federal Home Loan Bank Advances and Other Available Credit Continued

FHLB advances are collateralized by a blanket lien requiring the Company to maintain certain first mortgage loans as pledged collateral. At December 31, 2022, the Company had remaining credit availability of $125.7 million. At December 31, 2022, the Company had loans pledged with a carrying value of $211.5 million as collateral for FHLB advances.

At December 31, 2022, the Company also had lines of credit amounting to $19.5 million with five correspondent banks to purchase federal funds. At December 31, 2022 and 2021 there were no borrowings under these lines of credit.

(8) Financial Instruments

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31, 2022			At December 31, 2021
	Carrying Amount	Fair Value	Level	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$71,836	$71,836	1	$58,970	$58,970	1
Debt Securities available for sale	25,102	25,102	2	34,394	34,394	2
Debt Securities held-to-maturity	540	504	2	1,040	1,071	2
Loans	477,218	476,566	3	247,902	247,788	3
Federal Home Loan Bank stock	600	600	3	793	793	3
Accrued interest receivable	1,444	1,444	3	971	971	3

Financial liabilities:
Deposit liabilities	507,899	512,357	3	292,457	292,537	3
Federal Home Loan Bank advances	10,000	9,450	3	18,000	18,021	3
Off-balance sheet financial instruments	—	—	3	—	—	3

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

(continued)

A-24

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(8) Financial Instruments Continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments. Standby letters of credit generally have expiration dates within one year.

Commitments to extend credit, unused lines of credit, and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk at December 31, 2022 follows (in thousands):

Commitments to extend credit	$15,447

Unused lines of credit	$17,400

Standby letters of credit	$4,313

(9) Income Taxes

Income tax benefit consisted of the following (in thousands):

	Year Ended December 31,
	2022	2021
Current:
Federal	$—	$—
State	—	—

Total Current	—	—

Deferred:
Federal	1,071	609
State	298	169
Change in Valuation Allowance	—	(4,005)

Total Deferred Income tax expense (benefit)	1,369	(3,227)

Total Income tax expense (benefit)	$1,369	$(3,227)

(continued)

A-25

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9) Income Taxes Continued

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows (dollars in thousands):

	Year Ended December 31,
	2022		2021
	Amount	% of Pretax Loss	Amount	% of Pretax Loss

Income tax benefit at statutory rate	$1,132	21.0%	$644	21.0%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	235	4.4%	134	4.3%
Other permanent differences	2	0.0%	—	—
Change in valuation allowance	—	—	(4,005)	(130.5)%
	$1,369	25.4%	$(3,227)	(105.2)%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$1,322	$3,336
Allowance for loan losses	893	15
Premises and equipment	55	53
Nonaccrual loan interest	26	30
Accrued expense	72	—
Operating lease liabilities	550	450
Unrealized loss on debt securities	1,978	215

Total deferred tax assets	4,896	4,099

Deferred tax liabilities:
Right of use lease assets	(537)	(440)
Loan costs	(523)	(217)
Total deferred tax liabilities	(1,060)	(657)
Net deferred tax asset	$3,836	$3,442

During the year ended December 31, 2021, the Company assessed its earnings history and trend over the past year and its estimate of future earnings. In 2021, the Company determined that it was more likely than not that the deferred tax assets would be realized in the near term. Accordingly, the valuation allowance that was recorded and maintained against the net deferred tax asset for the amount not expected to be realized in the future was fully reversed in 2021 in the amount of $4.0 million.

(continued)

A-26

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9) Income Taxes, Continued

At December 31, 2022, the Company had net operating loss carryforwards of approximately $5.2 million for Federal and Florida tax purposes available to offset future taxable income. These carryforwards will begin to expire in 2029. A portion of the Federal and Florida net operating losses are subject to Internal Revenue Code (“IRC”) Section 382 limitations.

The Company files U.S. and Florida income tax returns. The Company is no longer subject to U.S. Federal or state income tax examinations by taxing authorities for years before 2019.

(10) Related Party Transactions

The Company has entered into transactions with its executive officers, directors and their affiliates in the ordinary course of business.

During 2022, the Company incurred approximately $65,000 in legal fees payable to a law firm owned by a director.

At December 31, 2022 and 2021, related parties had approximately $32,750,000 and $46,600,000, respectively, on deposit with the Company.

At December 31, 2022 and 2021, related party loans totaled $100,500 and $1,000,000, respectively.

(11) Stock-Based Compensation

The Company is authorized to grant stock options, stock grants and other forms of equity-based compensation under its 2018 Equity Incentive Plan, as amended (the “Plan”). The plan has been approved by the shareholders. The Company is authorized to issue up to 550,000 shares of common stock under the 2018 Plan, of which 391,579 have been issued, and 158,421 shares remain available for grant.

During the year ended December 31, 2021, the Company recorded compensation expense of $199,000 with respect to 62,112 shares issued to a director and an executive officer for services performed.

During the year ended December 31, 2022, the Company recorded compensation expense of $275,000 with respect to 67,183 shares issued to a director and an executive officer for services performed.

During the year ended December 31, 2022 the Company recorded compensation expense of $97,000 with respect to 24,493 shares issued to certain employees for services performed.

(12) Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts, and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

(continued)

A-27

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(12) Regulatory Matters, Continued

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio framework (CBLR framework), for qualifying community banking organizations. The final rule became effective on January 1, 2020 and was elected by the Bank.

The CBLR Framework removes the requirement for qualifying banking organizations to calculate and report risk-based capital but rather only requires a Tier 1 to average assets (leverage) ratio. Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. Under the CBLR Framework, the community bank leverage ratio minimum requirement is 9%. Under the final rule, an eligible community banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction.

Management believes, as of December 31, 2022, that the Bank meets all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and percentages are presented in the table ($ in thousands):

			To Be Well Capitalized Under Prompt Corrective
	Actual		Action Regulations (CBLR Framework)
	Amount	%	Amount	%
As of December 31, 2022:
Tier I Capital to Total Assets	$66,291	11.29%	$52,865	9.00%

As of December 31, 2021:
Tier I Capital to Total Assets	$35,338	10.64%	$28,235	8.50%

(13) Dividends.

The Company is limited in the amount of cash dividends that may be paid. Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Company. The amount of cash dividends that may be paid by the Bank to the Company is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Company must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Company could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

(14) Contingencies.

Various claims also arise from time to time in the normal course of business. In the opinion of management, none have occurred that will have a material adverse effect on the Company’s consolidated financial statements.

(15) Retirement Plans.

The Company has a 401(k) Profit Sharing plan covering all eligible employees who are over the age of twenty-one and have completed one year of service. The Company may make a matching contribution each year. The Company matching contributions in connection with this plan during the year ended December 31, 2022 was $86,000. There were no matching contributions during the year ended December 31, 2021.

(continued)

A-28

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(16) Fair Value Measurement

Debt securities available for sale measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At December 31, 2022:
SBA Pool Securities	$817	$—	$817	$—
Collateralized mortgage obligations	130	—	130	—
Taxable municipal securities	11,620	—	11,620	—
Mortgage-backed securities	12,535	—	12,535	—
Total	$25,102	$—	$25,102	$—

At December 31, 2021:
SBA Pool Securities	$1,072	$—	$1,072	$—
Collateralized mortgage obligations	217	—	217	—
Taxable municipal securities	16,426	—	16,426	—
Mortgage-backed securities	16,679	—	16,679	—
Total	$34,394	$—	$34,394	$—

During the years ended December 31, 2022 and 2021, no debt securities were transferred in or out of Level 3.

(17) Company Unconsolidated Financial Information

The Company’s unconsolidated financial information as of December 31, 2022 and 2021 and for the years then ended follows (in thousands):

Condensed Balance Sheets

	At December 31,
	2022	2021
Assets

Cash	$602	$508
Investment in subsidiary	60,464	36,364
Other assets	2,149	1,843

Total assets	$63,215	$38,715

Liabilities and Stockholders’ Equity

Other liabilities	$636	$205
Stockholders’ equity	62,579	38,510

Total liabilities and stockholders’ equity	$63,215	$38,715

(continued)

A-29

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(17) Company Unconsolidated Financial Information Continued

Condensed Statements of Earnings

	Year Ended December 31,
	2022	2021
Income of subsidiary	$4,791	$5,412
Interest expense	-	(41)
Other expense	(1,029)	(751)
Income tax benefit	261	1,676

Net earnings	$4,023	$6,296

Condensed Statements of Cash Flows

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$4,023	$6,296
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Stock-based compensation	372	199
Equity in undistributed income of subsidiary	(4,792)	(5,412)
Deferred income tax benefit	(261)	(1,676)
Increase in other liabilities	431	149
(Increase) decrease in other assets	(45)	475

Net cash (used in) provided by operating activities	(272)	31

Cash flow from investing activities:
Capital infusion to bank subsidiary	(24,500)	(12,324)

Cash flow from financing activities:
Proceeds from sale of preferred stock	15,000	9,000
Proceeds from sale of common stock	9,866	3,678

Cash provided by financing activities	24,866	12,678

Net increase in cash	94	385

Cash at beginning of the year	508	123

Cash at end of year	$602	$508

Noncash transactions:

Change in accumulated other comprehensive loss of subsidiary, net change in unrealized loss on debt securities available for sale, net of income taxes	$(5,191)	$(566)

Issuance of common stock in exchange for Trust Preferred Securities	$-	$2,068

(continued)

A-30

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(18) Preferred Stock

During 2022 and 2021, the Company issued 600 and 360 shares, respectively, of the Company’s Series B Participating Preferred Stock (the “Series B Preferred”) at a price of $25,000 per share, or an aggregate of $15 million during 2022 and $9,000,000 during 2021. The Preferred Stock has no par value. Except in the event of liquidation, if the Company declares or pays a dividend or distribution on the common stock, the Company shall simultaneously declare and pay a dividend on the Series B Preferred on a pro rata basis with the common stock determined on an as-converted basis assuming all shares of Series B Preferred Stock had been converted immediately prior to the record date of the applicable dividend. The Preferred Stock is convertible into 11,114,000 shares of common stock, at the option of the Company, subject to the prior fulfilment of the following conditions: (i) such conversion shall have been approved by the holders of a majority of the outstanding common stock of the Company; and (ii) such conversion shall not result in any holder of the Series B Preferred Stock and any persons with whom the holder may be acting in concert, becoming beneficial owners of more than 9.9% of the outstanding shares of the common stock. The number of shares issuable upon conversion is subject to adjustment based on the terms of the applicable Certificate of Designation for the Series B Preferred (the “Certificate of Designation”) The Series B Preferred has preferential liquidation rights over common stockholders and holders. The liquidation price is the greater of $25,000 per share of Series B Preferred or such amount per share of Series A Preferred that would have been payable had all shares of the Series B Preferred had been converted into common stock pursuant to the terms of the Certificate of Designation immediately prior to a liquidation. The Series B Preferred generally has no voting rights except as provided in the Certificate of Designation.

A-31

Exhibit B

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2022 and 2021.

General

Critical Accounting Policies

The Company’s financial condition and results of operations are sensitive to accounting measurements and estimates of matters that are inherently uncertain. When applying accounting policies in areas that are subjective in nature, the Company must use its best judgment to arrive at the carrying value of certain assets. One of the most critical accounting policies applied by the Company is related to the valuation of its loan portfolio and deferred income to valuation allowance.

A variety of estimates impact the carrying value of the Company’s loan portfolio including the calculation of the allowance for loan losses, valuation of underlying collateral, the timing of loan charge-offs and the amount and amortization of loan fees and deferred origination costs.

The calculation of the allowance for loan losses is a complex process containing estimates which are inherently subjective and susceptible to significant revision as current information becomes available. The allowance is established and maintained at a level management believes is adequate to cover losses resulting from the inability of borrowers to make required payments on loans. Estimates for loan losses are determined by analyzing risks associated with specific loans and the loan portfolio, current trends in delinquencies and charge-offs, the views of the Company’s regulators, changes in the size and composition of the loan portfolio and peer comparisons. The analysis also requires consideration of the economic climate and direction, changes in the economic and interest rate environment which may impact a borrower’s ability to pay, legislation impacting the banking industry and economic conditions specific to the counties the Bank serves in the State of Florida. Because the calculation of the allowance for loan losses relies on the Company’s estimates and judgments relating to inherently uncertain events, results may differ from management’s estimates.

The allowance for loan losses is also discussed as part of “Loan Portfolio, Asset Quality and Allowance for Loan Losses” and in Note 3 of Notes to the consolidated financial statements. The Company’s significant accounting policies are discussed in Note 1 of Notes to the consolidated financial statements.

During the year ended December 31, 2021, the Company assessed its earnings history and trend over the past year and its estimate of future earnings. In 2021, the Company determined that it was more likely than not that the deferred tax assets would be realized in the near term. Accordingly, in 2021, the valuation allowance in the amount of $4 million that has been previously recorded against the net deferred tax asset for the amount not expected to be realized in the future was fully reversed.

Regulation and Legislation

As a state-chartered commercial bank, the Bank is subject to extensive regulation by the Florida Office of Financial Regulation, or Florida OFR, and the FDIC. The Bank files reports with the Florida OFR and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida OFR and the FDIC to monitor the Bank’s compliance with the various regulatory requirements. The Company is also subject to regulation and examination by the Federal Reserve Board of Governors.

Loan Portfolio, Asset Quality and Allowance for Loan Losses

The Bank’s primary business is making business loans. This activity may subject the Bank to potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond its control. As of December 31, 2022 and 2021 the Bank did not have any impaired loans.

B-1

The following table sets forth the composition of the Bank’s loan portfolio (dollars in thousands):

	At December 31,
	2022		2021		2020
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total

Residential real estate	$50,354	11%	$32,583	13%	$28,997	20%
Multi-family real estate	69,555	14	48,592	19	19,210	13
Commercial real estate	310,695	64	129,468	51	74,398	46
Land and construction	17,286	4	3,772	2	4,750	3
Commercial	5,165	1	14,157	6	21,849	14
Consumer	30,323	6	22,827	9	5,715	4

Total loans	$483,378	100%	$251,399	100%	$154,919	100%

Deduct:
Net deferred loan fees	(367)		(422)		(544)
Allowance for loan losses	(5,793)		(3,075)		(1,906)

Loans, net	$477,218		$247,902		$152,469

The following table sets forth the activity in the allowance for loan losses (in thousands):

	Year Ended December 31,
	2022	2021	2020

Beginning balance	$3,075	$1,906	$2,009
Provision for loan losses	3,466	1,173	1,020
Loans charged off	(901)	(277)	(1,184)
Recoveries	153	273	61

Ending balance	$5,793	$3,075	$1,906

The allowance for loan losses represents management’s estimate of probable incurred losses inherent in the existing loan portfolio. The allowance for loan losses is increased by the provision for loan losses charged to earnings and reduced by loans charged off, net of recoveries. The allowance for loan losses represented 1.20% and 1.22% of the total loans outstanding at December 31, 2022 and 2021, respectively.

The Bank evaluates the allowance for loan losses on a regular basis. The allowance for loan losses is determined based on a periodic review of several factors: reviews and evaluation of individual loans, historical loan loss experiences, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of two components. The first component consists of amounts specifically reserved (“specific allowance”) for specific loans identified as impaired, as defined by FASB Accounting Standards Codification No. 310 (“ASC 310”). Impaired loans are those loans that management has estimated will not be repaid as agreed upon. The Bank measures impairment on a loan by loan basis for all of its loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent. A loan may be impaired (i.e. not expected to be repaid as agreed), but may be sufficiently collateralized such that the Bank expects to recover all principal and interest eventually, and therefore no specific reserve is warranted.

B-2

The second component is a general reserve (“general allowance”) on all of the Bank’s loans, other than those identified as impaired. The Bank groups these loans into categories with similar characteristics and then applies a loss factor to each group which is derived from the Bank’s historical loss experience for that category adjusted for qualitative factors such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable loss. The aggregate of these two components results in the Bank’s total allowance for loan losses.

The following table sets forth the Bank’s allowance for loan losses by loan type (dollars in thousands):

	At December 31,
	2022		2021		2020
		% of		% of		% of
		Total		Total		Total
	Amount	Loans	Amount	Loans	Amount	Loans

Residential real estate	$768	11%	$482	13%	$463	20%
Multi-family real estate	748	14	535	19	253	13
Commercial real estate	3,262	64	1535	51	884	46
Land and construction	173	4	32	2	52	3
Commercial	277	1	74	6	103	14
Consumer	565	6	417	9	151	4

Total allowance for loan losses	$5,793	100%	$3,075	100%	$1,906	100%

Allowance for loan losses as a percentage of total loans outstanding		1.20%		1.22%		1.23%

The following summarizes the amount of impaired loans (in thousands):

At December 31,
	2022			2021			2020
		Unpaid			Unpaid			Unpaid
	Recorded	Principal	Related	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Allowance	Investment	Balance	Allowance	Investment	Balance	Allowance
With no related allowance recorded:
Commercial real estate	$—	$—	$—	$—	$—	$—	$2,193	$2,193	$—
Commercial	—	—	—	—	—	—	—	—	—

With an allowance recorded:
Residential real estate	—	—	—	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—	—	—

Total:
Residential real estate	$—	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate	$—	$—	$—	$—	$—	$—	$2,193	$2,193	$—
Commercial	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—	$2,193	$2,193	$—

B-3

During 2022, 2021, and 2020, the average recorded investment in impaired loans and interest income recognized and received on impaired loans were as follows (in thousands):

	Year Ended December 31,
	2022	2021	2020

Average investment in impaired loans	$—	$658	$3,344
Interest income recognized on impaired loans	$—	$7	$96
Interest income received on a cash basis on impaired loans	$—	$7	$89

Liquidity and Capital Resources

Liquidity represents an institution’s ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. The Bank’s ability to respond to the needs of depositors and borrowers and to benefit from investment opportunities is facilitated through liquidity management.

The Bank’s primary sources of cash during the year ended December 31, 2022, were payments of principal and interest on loans made by the Bank to third parties, payments of principal and interest on debt securities held by the Bank and deposits made by third parties at the Bank. Cash was used primarily to fund loans and repay Federal Home Loan Bank of Atlanta (“FHLB”) advances. The Bank adjusts rates on its deposits to attract or retain deposits as needed. The Bank primarily obtains deposits from its market area.

The Bank may borrow funds from other financial institutions. The Bank is a member of the FHLB, which allows it to borrow funds under a pre-arranged line of credit. As of December 31, 2022, the Bank had $10 million in borrowings outstanding from the FHLB of Atlanta to facilitate lending and manage its asset and liability structure, and remaining credit availability with the FHLB of $125.7 million. At December 31, 2022, the Bank also had lines of credit amounting to $19.5 million with five correspondent banks to purchase federal funds.

Debt Securities

The Bank’s securities portfolio is comprised of SBA pool securities, mortgage-backed securities, taxable municipal securities and collateralized mortgage obligations. The securities portfolio is categorized as either “held-to-maturity” or “available for sale.” Debt securities held-to-maturity represent those securities which the Bank has the positive intent and ability to hold to maturity. These debt securities are carried at amortized cost. Debt securities available for sale represent those investments which may be sold for various reasons including changes in interest rates and liquidity considerations. These debt securities are reported at fair market value and unrealized gains and losses are excluded from earnings and reported in other comprehensive loss.

B-4

The following table sets forth the amortized cost and fair value of the Bank’s debt securities portfolio (in thousands):

	Amortized Cost	Fair Value
At December 31, 2022:
Held-to-maturity:
Collateralized mortgage obligations	$475	$440
Mortgage-backed Securities	65	64
Total	$540	$504
Available for sale:
SBA Pool Securities	$834	$817
Collateralized mortgage obligation	145	130
Taxable municipal securities	16,729	11,620
Mortgage-backed Securities.	15,180	12,535
Total	$32,888	$25,102
At December 31, 2021:
Held-to-maturity:
Collateralized mortgage obligations	$854	$882
Mortgage-backed Securities	186	189
Total	$1,040	$1,071
Available for sale:
SBA Pool Securities	$1,097	$1,072
Collateralized mortgage obligations	210	217
Taxable municipal securities	16,766	16,426
Mortgage-backed Securities.	17,137	16,679
Total	$35,210	$34,394

The following table sets forth, by maturity distribution, certain information pertaining to the debt securities portfolio at amortized cost (dollars in thousands):

	After One
	Year
	Through Five	After Ten
	Years	Years	Total	Yield

At December 31, 2022:
Collateralized mortgage obligation	$—	$620	$620	2.29%
Mortgage-backed securities	—	15,245	15,245	2.04%
Taxable municipal securities	—	16,729	16,729	2.17%
SBA pool securities	—	834	834	4.54%
	$—	$33,428	$33,428
At December 31, 2021:
Collateralized mortgage obligation	—	$1,064	$1,064	0.52%
Mortgage-backed securities	$—	17,323	17,323	1.57%
Taxable municipal securities	—	16,766	16,766	2.16%
SBA pool securities	—	1,097	1,097	0.26%
	$—	$36,250	$36,250

Expected maturities of these debt securities will differ from contractual maturities because borrowers have the right to call or repay obligations with or without call or prepayment penalties.

B-5

Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Bank’s market risk arises primarily from interest-rate risk inherent in its lending and deposit-taking activities. The Bank does not engage in securities trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps.

The Bank may utilize financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 8 of notes to consolidated financial statements.

The Bank’s primary objective in managing interest-rate risk is to minimize the potential adverse impact of changes in interest rates on its net interest income and capital, while adjusting its asset-liability structure to obtain the maximum yield-cost spread on that structure. The Bank actively monitors and manages its interest-rate risk exposure by managing its asset and liability structure. However, a sudden and substantial increase in interest rates may adversely impact its earnings, to the extent that the interest-earning assets and interest-bearing liabilities do not change or reprice at the same speed, to the same extent, or on the same basis.

The Bank uses modeling techniques to simulate changes in net interest income under various rate scenarios. Important elements of these techniques include the mix of floating versus fixed-rate assets and liabilities, and the scheduled, as well as expected, repricing and maturing volumes and rates of the existing balance sheet.

Asset Liability Management

As part of its asset and liability management, the Bank has emphasized establishing and implementing internal asset-liability decision processes, as well as control procedures to aid in managing its earnings. Management believes that these processes and procedures provide us with better capital planning, asset mix and volume controls, loan-pricing guidelines, and deposit interest-rate guidelines, which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s interest rate sensitivity “gap.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as the amount of rate sensitive assets less the amount of rate sensitive liabilities divided by total assets. A gap is considered positive when the amount of interest-rate sensitive assets exceeds interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. During a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the results of operations, the Bank’s management continues to monitor its assets and liabilities to better match the maturities and repricing terms of its interest-earning assets and interest-bearing liabilities. The Bank’s policies emphasize the origination of adjustable-rate loans, building a stable core deposit base and, to the extent possible, matching deposit maturities with loan repricing timeframes or maturities.

B-6

The following table sets forth certain information related to the Bank’s interest-earning assets and interest-bearing liabilities at December 31, 2022, that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

Gap Maturity / Repricing Schedule

			More than
		More than	Five Years
		One Year	and Less
	One	and Less	than	Over
	Year	than Five	Fifteen	Fifteen
	or Less	Years	Years	Years	Total
Loans (1):
Residential real estate loans	$2,087	$38,580	$9,600	$87	$50,354
Multi-family real estate loans	701	65,755	3,099	-	69,555
Commercial real estate loans	14,870	255,340	40,485	-	310,695
Land and construction	-	13,688	3,598	-	17,286
Commercial	2,809	1,797	-	559	5,165
Consumer	892	21,683	-	7,748	30,323

Total loans	21,359	396,843	56,782	8,394	483,378

Securities (2)	816	-	5,632	19,194	25,642
Interest-bearing deposits in banks	52,048	-	-	-	52,048
Federal Home Loan Bank stock	600	-	-	-	600

Total rate-sensitive assets	74,823	396,843	62,414	27,588	561,668

Deposit accounts (3):
Money-market deposits	60,020	-	-	-	60,020
Interest-bearing checking deposits	47,224	-	-	-	47,224
Savings deposits	1,482	-	-	-	1,482
Time deposits	223,840	16,140	-	-	239,980

Total deposits	332,566	16,140	-	-	348,706

Federal Home Loan Bank advances	-	10,000	-	-	10,000
Total rate-sensitive liabilities	332,566	26,140	-	-	358,706

GAP (repricing differences)	$(257,743)	$370,703	$62,414	$27,588	$202,962

Cumulative GAP	$(257,743)	$112,960	$175,374	$202,962

Cumulative GAP/total assets	(44)%	19%	30%	35%

B-7

1	In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their maturities.

2	Securities are scheduled through the repricing date.

3	Money-market, interest-bearing checking and savings deposits are regarded as readily accessible withdrawable accounts. Time deposits are scheduled through the maturity dates.

The following table sets forth loan maturities by type of loan at December 31, 2022 (in thousands):

	One Year or	After One But Within	After Five
	Less	Five Years	Years	Total

Residential real estate	$-	$6,916	$43,438	$50,354
Multi-family real estate	-	2,635	66,920	69,555
Commercial real estate	2,802	44,001	263,892	310,695
Land and construction	-	1,529	15,757	17,286
Commercial	2,635	1,871	659	5,165
Consumer	772	21,684	7,867	30,323

Total	$6,209	$78,636	$398,533	$483,378

The following table sets forth the maturity or repricing of loans by interest type at December 31, 2022 (in thousands):

	One Year or	After One But Within Five	After Five
	Less	Years	Years	Total

Fixed interest rate	$3,574	$43,216	$45,730	$92,520
Variable interest rate	2,635	35,420	352,803	390,858

Total	$6,209	$78,636	$398,533	$483,378

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells real property subject to a mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage rates.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unused lines of credit, and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheet. The contractual amounts of those instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

B-8

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since certain commitments expire without being drawn upon, the total committed amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary in order to extend credit, is based on management’s credit evaluation of the counterparty.

A summary of the contractual amounts of the Company’s financial instruments with off-balance sheet risk at December 31, 2022 follows (in thousands):

Commitments to extend credit	$15,447

Unused lines of credit	$17,400

Standby letters of credit	$4,313

The following is a summary of the Company’s on-balance sheet contractual obligations at December 31, 2022 (in thousands):

		Payments Due by Period
		Less	1-3	3-5	More Than 5
Contractual Obligations	Total	Than 1 Year	Years	Years	Years
Federal Home Loan Bank advances	$10,000	$—	$10,000	$-	$-
Operating lease liabilities	2,480	264	546	602	1,068

Total	$12,480	$264	10,546	602	1,068

Deposits

Deposits traditionally are the primary source of funds for the Company’s use in lending, making investments and meeting liquidity demands. The Company has focused on raising time deposits primarily within its market area, which is the area of Broward, Miami-Dade, Palm Beach, Martin, and St. Lucie counties. However, the Company offers a variety of deposit products, which are promoted within its market area. Deposits increased $215.4 million in 2022. The increase in deposit balances primarily consisted of an increase of $35.1 million in noninterest-bearing commercial demand deposits and an increase of $226.7 million in time deposits. These increases were partially offset by a decrease of $46.4 million in Savings, NOW and money-market deposits. The increase in time deposits consisted of $165 million in deposits sourced through an online listing service and $61.7 million in deposits from competitive offerings at our branch offices.

B-9

The following table displays the distribution of the Company’s deposits at December 31, 2022 and 2021 (in thousands):

	2022		2021
		% of		% of
	Amount	Deposits	Amount	Deposits
Noninterest-bearing demand deposits	159,193	31.3%	$124,119	42.4
Interest-bearing demand deposits	47,224	9.3	33,083	11.3
Money-market deposits	60,020	11.8	121,083	41.4
Savings	1,482	0.3	936	0.3

Subtotal	$267,919	52.7%	$279,221	95.4%

Time deposits:
0.00% – 0.99%	2,618	0.5	$10,295	3.5
1.00% – 1.99%	5,660	1.2	2,183	0.8
2.00% – 2.99%	231,702	45.6	758	0.3

Total time deposits (1)	239,980	47.3	13,236	4.6

Total deposits	$507,899	100%	$292,457	100%

(1)	Includes Individual Retirement Accounts (IRA’s) totaling $1,537,000 and $1,207,000 at December 31, 2022 and 2021, respectively, all of which are in the form of time deposits.

Time Deposits of $250,000 or more, or Jumbo Time Deposits, are generally considered a more unpredictable source of funds. The following table sets forth the Company’s maturity distribution of time deposits of $250,000 or more at December 31, 2022 and 2021 (in thousands):

	At December 31,
	2022	2021

Due three months or less	$-	$583
Due more than three months to six months	-	787
More than six months to one year	44,680	320
One to five years	2,656	—

Total	$47,336	$1,690

Analysis of Results of Operations

The Company’s profitability depends to a large extent on net interest income, which is the difference between the interest received on earning assets, such as loans and securities, and the interest paid on interest-bearing liabilities, principally deposits and borrowings. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest-rate spread”) and the relative amounts of interest-earning assets and interest-bearing liabilities. The Company’s interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. The Company’s results of operations are also affected by the provision for loan losses, operating expenses such as salaries and employee benefits, occupancy and other operating expenses including income taxes, and noninterest income such as loan prepayment fees.

B-10

The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income from interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Average balances are based on average daily balances (dollars in thousands):

	Year Ended December 31,
	2022			2021
		Interest	Average		Interest	Average
	Average	And	Yield/	Average	And	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans	$354,521	17,952	5.1%	$191,561	9,756	5.1%
Securities	29,263	649	2.2%	30,075	488	1.6%
Other interest-earning assets (1)	64,989	1,281	2.0%	42,399	145	0.3%

Total interest-earning assets/interest income	448,773	19,882	4.4%	264,035	10,389	3.9%

Cash and due from banks	16,430			19,169
Premises and equipment	867			3,045
Other assets	4,480			3,762

Total assets	470,550			$290,011

Interest-bearing liabilities:
Savings, NOW and money-market deposits	152,588	669	0.4%	$129,792	533	0.4%
Time deposits	83,324	2,565	3.1%	16,970	118	0.7%
Borrowings (4)	39,152	812	2.1%	20,271	334	1.7%

Total interest-bearing liabilities/interest expense	275,064	4,046	1.5%	167,033	985	0.6%

Noninterest-bearing demand deposits	145,670			93,758
Other liabilities	3,014			1,690
Stockholders’ equity	46,802			27,530

Total liabilities and stockholders’ equity	$470,550			$290,011

Net interest income		15,836			9,404

Interest rate spread (2)			2.96%			3.3%

Net interest margin (3)			3.53%			3.6%

Ratio of average interest-earning assets to average interest- bearing liabilities			1.63			1.58

1	Includes interest-earning deposits with banks, Federal funds sold and Federal Home Loan Bank stock dividends.
2	Interest rate spread represents the difference between average yield on interest-earning assets and the average cost of interest-bearing liabilities.
3	Net interest margin is net interest income divided by average interest-earning assets.
4	Includes Federal Home Loan Bank advances.

B-11

Rate/Volume Analysis

The following tables set forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume) (in thousands):

	Year Ended December 31,
	2022 versus 2021
	Increases (Decreases) Due to Change In:
	Rate	Volume	Rate/Volume	Total
Interest-earning assets:
Loans	$(56)	$8,299	$(48)	$8,195
Securities	179	(13)	(5)	161
Other interest-earning assets	691	77	368	1,136

Total interest-earning assets	814	8,363	315	9,492

Interest-bearing liabilities:
Savings, NOW and money-market	35	94	6	135
Time deposits	405	460	1,582	2,447
Other	63	349	66	478

Total interest-bearing liabilities	503	903	1,654	3,060

Net interest income	$311	$7,460	$(1,339)	$6,432

Financial Condition as of December 31, 2022 Compared to December 31, 2021

The Company’s total assets at December 31, 2022, were $585.2 million, an increase of $233.3 million from December 31, 2021. The increase of $233.3 million in total assets primarily consisted of increases of $12.9 million in cash and cash equivalents, and $229.3 million in net loans offset by a $9.2 million reduction in debt securities available for sale due to principal paydowns and unrealized losses during the year. The Company experienced growth across the various loan types due to new organic originations. The net increase in loans resulted from $21.0 million in multi-family real estate loans, $181.2 million in commercial real estate loans and $17.8 million in residential real estate loans. The growth experienced in the loan portfolio is due to the implementation of our relationship based banking model and the success of our lenders in competing for new business in a highly competitive South Florida area.

The Company’s total liabilities at December 31, 2022, were $522.6 million, an increase of $209.3 million from December 31, 2021. The increase of $209.3 million in total liabilities was mainly due to an increase of $215.4 million in total deposits and a decrease of $8.0 million in Federal Home Loan Bank advances.

The Company’s total stockholders’ equity at December 31, 2022, was $62.6 million, an increase of $24.1 million. The increase of $24.1 was principally due to the Company’s issuance of shares of Series B Participating Preferred Stock for an aggregate amount of $15.0 million, issuance of common stock for an aggregate amount of $9.9 million and net income of $4.0 million, offset by an increase in unrealized loss on debt securities of $5.2 million.

At December 31, 2022, the Bank had a Tier 1 leverage ratio of 11.29%.

B-12

Results of Operations for Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

	Years Ended December 31,		Increase / (Decrease)
(dollars in thousands)	2022	2021	Amount	Percentage
Total interest income	$19,882	$10,389	$9,493	91%
Total interest expense	4,046	985	3,061	311%
Net interest income	15,836	9,404	6,432	68%
Provision for loan losses	3,466	1,173	2,293	195%
Net interest income after provision for loan losses	12,370	8,231	4,139	50%
Total noninterest income	2,960	1,774	1,186	67%
Total noninterest expenses	9,938	6,936	3,002	43%
Net earnings before income taxes (benefit)	5,392	3,069	2,323	76%
Income taxes expense (benefit)	1,369	(3,227)	4,596	142%
Net earnings	$4,023	$6,296	$(2,273)	(36)%
Net earnings per share - Basic and diluted	$0.68	$1.61

Net earnings. The Company had net earnings of $4.0 million for the year ended December 31, 2022 compared to a net earnings of $6.3 million for the year ended December 31, 2021. The Company recorded a provision for loan losses amounting to $3,446,000 during year ended December 31, 2022, which was largely due to the growth in the loan portfolio of $229.3 million. The Company recorded a provision for loan losses amounting to $1,173,000 during the year ended December 31, 2021.

Interest Income. Interest income increased by $9.5 million to $19.9 million for the year ended December 31, 2022 from $10.4 million for the year ended December 31, 2021, primarily due to an increase in loan volume.

Interest Expense. Interest expense on deposits and borrowings increased by $3.1 million to $4 million for the year ended December 31, 2022 compared to the prior year. The increase in interest expense was caused by increased in interest rates paid on deposits and borrowings offset by volume increases in deposits and borrowings.

Provision for Loan Losses. The provision for losses during the year ended December 31, 2022 amounted to $3,446,000. The provision for loan losses is charged to earnings in order to bring the total allowance for loan losses to a level deemed appropriate by management to absorb losses inherent in the portfolio. Management’s periodic evaluation of the adequacy of the allowance is based upon historical experience, the volume and type of lending conducted by us, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, loans identified as impaired, general economic conditions, particularly as they relate to our market areas, and other factors related to the estimated collectability of our loan portfolio. The allowance for loan losses totaled $5.8 million or 1.20% of loans outstanding at December 31, 2022, compared to $3.1 million or 1.22% of loans outstanding at December 31, 2021.

Noninterest Income. Total noninterest income increased by $1,186,000 for the year ended December 31, 2022, from $1,774,000 for the year ended December 31, 2021. The increase is primarily related to service charges on deposit payment transactions.

Noninterest Expenses. Total noninterest expenses increased by $3,002,000 to $9.9 million for the year ended December 31, 2022, compared to $6.9 million for the year ended December 31, 2021. The increase is primarily due to an increase of $1.8 million in salaries and employee benefits during the year ended December 31, 2022. The headcount of full-time equivalent employees increased from 38 to 48. Further, data processing and regulatory assessments and related costs increased $0.5 million and $0.7 million, respectively, during the year ended December 31, 2022. The increase in noninterest expenses is directly attributable to the growth of the Bank.

Income taxes (benefit). The Company recorded income tax expense of $1,369,000 for the year ended December 31, 2022 compared to an income tax benefit of $3,227,000 for the year ended December 31, 2021. The income tax benefit was the result of the reversal of a valuation allowance that had previously been recognized.

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the Bank’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on its performance than the effects of general levels of inflation. However, inflation affects financial institutions by increasing their cost of goods and services purchased, as well as the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and stockholders’ equity. Loan originations and re-financings tend to slow as interest rates increase. As a general principle, higher, interest rates are likely to reduce the Company’s earnings.

B-13

Exhibit C

Unaudited Financial Statements For The Quarters Ended March 31, 2023 and 2022

C-1

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets:
Cash and due from banks	$20,692	$19,788
Interest-bearing deposits with banks	65,966	52,048
Total cash and cash equivalents	86,658	71,836
Debt securities available for sale	25,554	25,102
Debt securities held-to-maturity (fair value of $468 and $504)	498	540
Loans, net of allowance for credit losses of $6,353 and $5,793	495,556	477,218
Federal Home Loan Bank stock	1,354	600
Premises and equipment, net	1,117	934
Right-of-use lease assets	2,369	2,119
Accrued interest receivable	1,427	1,444
Deferred tax asset	3,323	3,836
Other assets	4,180	1,590

Total assets	$622,036	$585,219
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$159,784	$159,193
Savings, NOW and money-market deposits	134,020	108,726
Time deposits	233,583	239,980

Total deposits	527,387	507,899

Federal Home Loan Bank advances	25,000	10,000

Official checks	981	110
Operating lease liabilities	2,431	2,172
Other liabilities	1,332	2,458

Total liabilities	557,131	522,639

Commitments and contingencies (Notes 8 and 11)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized:
Series A Preferred, no par value, no shares issued and outstanding	—	—
Series B Convertible Preferred, no par value, 1,520 shares authorized, 1,360 shares issued and outstanding	—	—

Common stock, $.01 par value; 10,000,000 shares authorized, 7,250,218 and 7,058,897 shares issued and outstanding	72	71
Additional paid-in capital	91,221	90,408
Accumulated deficit	(21,101)	(22,073)
Accumulated other comprehensive loss	(5,287)	(5,826)

Total stockholders’ equity	64,905	62,580
Total liabilities and stockholders’ equity	$622,036	$585,219

See accompanying notes to condensed consolidated financial statements.

C-2

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Earnings (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Interest income:
Loans	$6,589	$3,263
Debt securities	178	163
Other	749	37

Total interest income	7,516	3,463

Interest expense:
Deposits	2,432	175
Borrowings	25	61

Total interest expense	2,457	236

Net interest income	5,059	3,227

Credit loss expense	820	392

Net interest income after credit loss expense	4,239	2,835

Noninterest income:
Service charges and fees	719	589
Other	10	61

Total noninterest income	729	650

Noninterest expenses:
Salaries and employee benefits	1,966	1,335
Professional fees	197	147
Occupancy and equipment	189	167
Data processing	366	277
Regulatory assessment	209	77
Other	495	337

Total noninterest expenses	3,422	2,340

Net earnings before income taxes	1,546	1,145

Income taxes	393	290

Net earnings	$1,153	$855

Net earnings per share - Basic and diluted	$.16	$.17

See accompanying notes to condensed consolidated financial statements.

C-3

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2023	2022

Net earnings	$1,153	$855

Other comprehensive income (loss):
Change in unrealized loss on debt securities:
Unrealized gain (loss) arising during the period	715	(2,781)

Amortization of unrealized loss on debt securities transferred to held-to-maturity	1	7

Other comprehensive income (loss) before income taxes	716	(2,774)

Deferred income taxes (benefit)	177	(703)

Total other comprehensive income (loss)	539	(2,071)

Comprehensive income (loss)	$1,692	$(1,216)

See accompanying notes to condensed consolidated financial statements.

C-4

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Stockholders’ Equity

Three Months Ended March 31, 2023 and 2022

(Dollars in thousands)

	Preferred Stock						Additional		Accumulated
	Series A		Series B		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at December 31, 2021	—	$—	760	$—	4,775,281	$48	$65,193	$(26,096)	$(635)	$38,510

Proceeds from the sale of preferred stock (unaudited)	—	—	260	—	—	—	6,500	—	—	6,500

Proceeds from the sale of common stock (unaudited)	—	—	—	—	1,227,331	12	5,511	—	—	5,523

Net change in unrealized loss on debt securities available for sale (unaudited)	—	—	—	—	—	—	—	—	(2,078)	(2,078)

Amortization of unrealized loss on debt securities transferred to held-to-maturity (unaudited)	—	—	—	—	—	—	—	—	7	7

Net earnings for three months ended March 31, 2022 (unaudited)	—	—	—	—	—	—	—	855	—	855

Balance at March 31, 2022 (unaudited)	—	$—	1,020	$—	6,002,612	$60	$77,204	$(25,241)	$(2,706)	$49,317

Balance at December 31, 2022	—	$—	1,360	$—	7,058,897	$71	$90,408	$(22,073)	$(5,826)	$62,580

Additional allowance recognized due to adoption of Topic 326	—	—	—	—	—	—	—	(181)	—	(181)

Proceeds from the sale of common stock (unaudited)	—	—	—	—	72,221	—	324	—	—	324

Stock-based Compensation (unaudited)	—	—	—	—	119,101	1	489	—	—	490

Net change in unrealized loss on debt securities available for sale (unaudited)	—	—	—	—	—	—	—	—	538	538

Amortization of unrealized loss on debt securities transferred to held-to-maturity (unaudited)	—	—	—	—	—	—	—	—	1	1

Net earnings for three months ended March 31, 2023 (unaudited)	—	—	—	—	—	—	—	1,153	—	1,153

Balance at March 31, 2023 (unaudited)	—	$—	1,360	$—	7,250,219	$72	$91,221	$(21,101)	$(5,287)	$64,905

See accompanying notes to condensed consolidated financial statements.

C-5

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net earnings	$1,153	$855
Adjustments to reconcile net earnings to net cash provided by operating activities:
Credit loss expense	820	392
Depreciation and amortization	57	56
Deferred income taxes	397	290
Net accretion of fees, premiums and discounts	8	(62)
Stock-based compensation expense	490	96
Decrease in accrued interest receivable	17	44
Amortization of right of use asset	65	156
Net decrease in operating lease liabilities	(56)	(155)
(Increase) decrease in other assets	(2,590)	291
Decrease in official checks and other liabilities	(332)	(317)
Net cash provided by operating activities	29	1,646

Cash flows from investing activities:
Principal repayments of debt securities available for sale	232	617
Principal repayments of debt securities held-to-maturity	42	236
Net increase in loans	(19,299)	(26,061)
Purchases of premises and equipment	(240)	(47)
Purchase of FHLB stock	(754)	(57)

Net cash used in investing activities	(20,019)	(25,312)

Cash flows from financing activities:
Net increase in deposits	19,488	24,865
Net increase in FHLB Advances	15,000	—
Proceeds from sale of preferred stock	—	6,500
Proceeds from sale of common stock	324	5,523

Net cash provided by financing activities	34,812	36,888

Net increase in cash and cash equivalents	14,822	13,222

Cash and cash equivalents at beginning of the period	71,836	58,970

Cash and cash equivalents at end of the period	$86,658	$72,192

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,327	$237

Income taxes	$—	$—

Noncash transactions:
Change in accumulated other comprehensive loss, net change in unrealized loss on debt securities available for sale, net of income taxes	$538	$(2,078)

Amortization of unrealized loss on debt securities transferred to held-to-maturity	$1	$7

Reduction of stockholder’s equity due to adoption of topic 326, net	$(181)	—
Right-of use lease assets obtained in exchange for operating lease liabilities	$315	$—
Increase in other liabilities for stock-based compensation	$—	$96

See accompanying notes to condensed consolidated financial statements.

C-6

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) General. OptimumBank Holdings, Inc. (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”), a Florida-chartered community bank. The Company’s only business is the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its two banking offices located in Broward County, Florida.

Basis of Presentation. In the opinion of management, the accompanying condensed consolidated financial statements of the Company contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at March 31, 2023, and the results of operations and cash flows for the three month periods ended March 31, 2023 and 2022. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the full year.

Comprehensive Income (Loss). Generally Accepted Accounting Principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities, are reported as a separate component of the equity section of the condensed consolidated balance sheets, such items along with net earnings, are components of comprehensive income (loss).

Accumulated other comprehensive loss consists of the following (in thousands):

	March 31,	December 31,
	2023	2022

Unrealized loss on debt securities available for sale	$(7,072)	$(7,786)
Unamortized portion of unrealized loss related to debt securities available for sale transferred to securities held-to-maturity	(17)	(18)
Income tax benefit	1,802	1,978

Accumulated other comprehensive loss	$(5,287)	$(5,826)

Reclassifications. Certain amounts have been reclassified to allow for consistent presentation for the periods presented.

Adoption of New Accounting Standards. The Company adopted Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and the related amendments (collectively, Accounting Standards Codification 326), effective January 1, 2023. The guidance replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to certain off-balance sheet credit exposures not accounted for as insurance, including loan commitments, standby letters of credits, financial guarantees, and other similar instruments. In addition, Accounting Standards Codification 326 (“ASC 326”) made changes to the accounting for debt securities available for sale. One such change is to require credit losses to be presented as an allowance rather than as a write-down on debt securities available for sale that management does not intend to sell or believes that it is more likely than not they will not be required to sell. ASC 326 also changed the accounting for purchased financial assets with credit deterioration.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance-sheet credit exposures. Results for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The adoption of CECL resulted in the recognition of $219,000 allowance for credit losses, $23,000 of liability for unfunded commitments, a deferred income tax asset of $61,000 and a reduction in retained earnings of $181,000. With this transition method, the Company did not have to restate comparative prior periods presented in the consolidated financial statements related to ASC 326 but will present comparative prior periods disclosures using the previous accounting guidance for the allowance for loan losses. The Company adopted ASC 326 using the prospective transition approach for debt securities available for sale. As of January 1, 2023, the Company did not have any allowance for credit losses on debt securities.

(continued)

C-7

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) General, Continued.

Allowance for Credit Losses (“ACL”). The following is a summary of the Company’s significant accounting policies with respect to ASC 326:

ACL - Debt Securities Available for Sale. Management uses a systematic methodology to determine its ACL for debt securities available for sale. Each quarter management evaluates impairment where there has been a decline in fair value below the amortized cost basis to determine whether there is a credit loss associated with the decline in fair value. The Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either one of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which the fair value is less than the amortized cost basis, among various other factors, including the nature of the collateral, potential future changes in collateral values, default rates, delinquency rates, third-party guarantees, credit ratings, interest rate changes since purchase, volatility of the security’s fair value and historical loss information for financial assets secured with similar collateral among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis. If the present value of cash flows expected to be collected is less than the amortized cost basis, an ACL is recorded, which is limited by the amount that the fair value is less than the amortized cost basis. Credit losses are calculated individually, rather than collectively. Any impairment that has not been recorded through an ACL is recognized in other comprehensive loss.

Changes in the ACL are recorded as credit loss expense (reversal). Losses are charged against the ACL when management believes the collectability of the debt security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Management excludes the accrued interest receivable balance from the amortized cost basis in measuring expected credit losses on the debt securities available for sale and does not record an ACL on accrued interest receivable. As of March 31, 2023, the accrued interest receivable for debt securities available for sale recognized in accrued interest receivable was $140,000.

ACL – Debt Securities Held to Maturity. The Company measures expected credit losses on debt securities held to maturity on a collective basis by major security type. U.S. Government agency securities, Mortgage-backed securities and collateralized mortgage obligations are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses. Taxable municipal securities are highly rated by major credit agencies.

ACL - Loans. The ACL reflects management’s estimate of losses that will result from the inability of our borrowers to make required loan payments. The Company records loans charged-off against the ACL when management believes the uncollectability of a loan balance is confirmed and subsequent recoveries, if any, increase the ACL when they are recognized.

Management uses systematic methodologies to determine its ACL for loans and certain off- balance sheet credit exposures. The ACL is a valuation account that is deducted from the amortized cost basis to present the net amount expected to be collected on the loan portfolio. Management estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of the expected credit losses. Adjustments to historical loss information are made for the differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors.

The Company’s estimate of its ACL involves a high degree of judgment; therefore, management’s process for determining expected credit losses may result in a range of expected credit losses.

The Company’s ACL recorded in the balance sheet reflects management’s best estimate of expected credit losses. The Company recognizes in earnings the amount needed to adjust the ACL for management’s current estimate of expected credit losses. The Company’s ACL is calculated using collectively evaluated and individually evaluated loans.

(continued)

C-8

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) General, Continued.

The ACL is measured on a collective pool basis when similar risk characteristics exist. Loans with similar risk characteristics are grouped into homogenous segments for analysis. The Company’s ACL is measured based on FDIC call report codes as these types of loans exhibit similar risk characteristics. The loan portfolio is further segmented by loan product type, collateral codes, occupancy codes, property code or lien position and are representative of the manner in which the Company lends.

The ACL for each segment is measured through the use of the average charge-off method. In accordance with the average charge-off method, an annual loss rate is applied to the amortized cost of an asset or pool of assets over the remaining expected life. The annual loss rate consists of historical and forecasted loss components. The forecasted component is applied using loss rates from historical periods that management believes are representative of economic conditions over a full economic cycle. For certain loan segments with limited credit loss histories, management determined the loss experience of peer banks provides the best basis for its assessment of expected credit losses. Other loan segments with more established loss histories utilize historical loss experience of the Company. Management determined that the appropriate historical loss period will begin in the first quarter of 2001 and continue through the most recent quarter, which represents a full peak to peak economic cycle. Additionally, management has determined that the Company’s reasonable and supportable forecast period is one year.

Included in its systematic methodology to determine its ACL, management considers the need to qualitatively adjust model results for risk factors that are not considered within the Company’s loss estimation process but are nonetheless relevant in assessing the expected credit losses within our loan pools.

These qualitative factors (“Q-Factors”) may increase or decrease management’s estimate of expected credit losses by a calculated percentage based upon the estimated level of risk. The various risks that may be considered in making Q-Factor adjustments include, among other things, the impact of 1) changes in lending policies and procedures, including changes in underwriting standards; 2) changes in international, national, regional and local economic conditions; 3) changes in the volume and severity of past due and nonaccrual status; 4) the effect of any concentrations of credit and changes in the levels of such concentrations; 5) changes in the experience, depth, and ability of lending management; 6) changes in nature and volume of the portfolio; 7) trends in underlying collateral values; 8) changes in the quality of the loan review system and 9) the effect of other external factors (i.e., competition, legal and regulatory requirements) on the level of estimated credit losses.

The annual loss rates, as defined above, adjusted for Q-Factors, are applied to the amortized loan balances over each subsequent period and aggregated to arrive at the General ACL. The amortized loan balances are adjusted based on management’s estimate of loan repayments in future periods.

When a loan no longer shares similar risk characteristics with its segment, the asset is assessed to determine whether it should be included in another segment or should be individually evaluated. Under ASC 326, the Company has adopted the collateral maintenance practical expedient to measure the ACL based on the fair value of collateral. Collateral dependent loans are loans for which the repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty. These loans do not share common risk characteristics and are not included within the collectively evaluated loans for determining ACL. A Specific ACL is calculated on an individual loan basis based on the shortfall between the fair value of the loan’s collateral, which is adjusted for selling costs, and amortized cost. If the fair value of the collateral exceeds the amortized cost, no allowance is required. Financial assets that have been individually evaluated can be returned to a pool for purposes of estimating the expected credit loss to the extent their credit profile improves and that the repayment terms were not considered to be unique to the asset.

Management measures expected credit losses over the contractual term of a loan. The contractual term excludes expected extensions, renewals, and modifications unless either of the following applies:

●	Management has a reasonable expectation at the reporting date that a loan modification will be executed with an individual borrower.

●	The extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by the Company.

(continued)

C-9

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) General, Continued.

The Company follows its nonaccrual policy by reversing contractual interest income in the consolidated statements of income when the Company places a loan on nonaccrual status. Therefore, management excludes the accrued interest receivable balance from the amortized cost basis in measuring expected credit losses on the portfolio and does not record an ACL on accrued interest receivable. As of March 31, 2023, the accrued interest receivable for loans recorded in accrued interest receivable was $1,277,000.

Also, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for credit losses. Such agencies may require the Company to recognize additions to the allowance for credit losses based on their judgments of information available to them at the time of their examination.

Prior to the adoption of ASC 326, the allowance for loan losses represented management’s best estimate of inherent losses that had been incurred within the existing portfolio of loans. The allowance for loan losses included allowance allocations calculated in accordance with ASC 310, “Receivables” and allowance allocations calculated in accordance with ASC 450, “Contingencies.”

ACL - Off -Balance Sheet Credit Exposures. The Company has a variety of assets that have a component that qualifies as an off-balance sheet exposure. These primarily include commitments to extend credit, standby letters of credit, and unfunded commitments under revolving lines of credit. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Management has determined that a majority of the Company’s off-balance-sheet credit exposures are not unconditionally cancellable.

The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over their expected lives. Management used its judgement to determinate funding rates. Management applied the funding rates, along with the loss factor rate determined for each pooled loan segment, to unfunded loan commitments, excluding unconditionally cancellable exposures and letters of credit, to arrive at the reserve for unfunded loan commitments.

As of March 31, 2023, the liability recorded for expected credit losses on unfunded commitments was $77,000 and is included in “other liabilities” on the accompanying condensed consolidated balance sheets. The current adjustment to the ACL for unfunded commitments is recognized through credit loss expense in the condensed consolidated statements of earnings.

(continued)

C-10

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2) Debt Securities. Debt Securities have been classified according to management’s intent. The carrying amount of debt securities and approximate fair values are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

At March 31, 2023:
Available for sale:
SBA Pool Securities	$802	$1	$(18)	$785
Collateralized mortgage obligations	142	—	(12)	130
Taxable municipal securities	16,719	—	(4,550)	12,169
Mortgage-backed securities	14,962	—	(2,492)	12,470
Total	$32,625	$1	$(7,072)	$25,554

Held-to-maturity:
Collateralized mortgage obligations	$449	$—	$(29)	$420
Mortgage-backed securities	49	—	(1)	48
Total	$498	$—	$(30)	$468

At December 31, 2022:
Available for sale:
SBA Pool Securities	$834	$1	$(18)	$817
Collateralized mortgage obligations	145	—	(15)	130
Taxable municipal securities	16,729	—	(5,109)	11,620
Mortgage-backed securities	15,180	—	(2,645)	12,535
Total	$32,888	$1	$(7,787)	$25,102

Held-to-maturity:
Collateralized mortgage obligations	$475	$—	$(35)	$440
Mortgage-backed securities	65	—	(1)	64
Total	$540	$—	$(36)	$504

There were no sales of debt securities during the three months ended March 31, 2023, and 2022.

(continued)

C-11

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2) Debt Securities, Continued.

Debt Securities available for sale with gross unrealized losses, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position, is as follows (in thousands):

	Over Twelve Months		Less Than Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
At March 31, 2023:
Available for Sale:
SBA Pool Securities	$18	$629	$—	$—
Collateralized mortgage obligation	12	130	—	—
Taxable municipal securities	4,550	12,169	—	—
Mortgage-backed securities	2,492	12,227	—	—
Total	$7,072	$25,155	$—	$—

At December 31, 2022:
Available for Sale:
SBA Pool Securities	$18	$657	$—	$—
Collateralized mortgage obligation	-	-	15	130
Taxable municipal securities	5,109	11,620	—	—
Mortgage-backed securities	2,621	12,292	24	243
Total	$7,748	$24,569	$39	$373

(continued)

C-12

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2) Debt Securities, Continued.

At March 31, 2023 and December 31, 2022, the unrealized losses on forty-two and forty investment debt securities, respectively, were caused by interest-rate changes.

Management evaluates debt securities for impairment where there has been a decline in fair value below the amortized cost basis of a security to determine whether there is a credit loss associated with the decline in fair value on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the financial condition and near-term prospects of the issuer including looking at default and delinquency rates, (2) the outlook for receiving the contractual cash flows of the investments, (3) the length of time and the extent to which the fair value has been less than cost, (4) the intent and ability to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value or for a debt security whether it is more-likely-than-not that the Company will be required to sell the debt security prior to recovering its fair value, (5) the anticipated outlook for changes in the general level of interest rates, (6) credit ratings, (7) third party guarantees, and (8) collateral values. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, the results of reviews of the issuer’s financial condition, and the issuer’s anticipated ability to pay the contractual cash flows of the investments.

The Company performed an analysis that determined that the mortgage-backed securities, collateralized mortgage obligations, and U.S. government securities, have a zero expected credit loss as they have the full faith and credit backing of the U.S. government or one of its agencies. Municipal bonds that do not have a zero expected credit loss are evaluated at least quarterly to determine whether there is a credit loss associated with a decline in fair value. At March 31, 2023 and December 31, 2022 all municipal securities were rated as investment grade. All debt securities in an unrealized loss position as of March 31, 2023 continue to perform as scheduled and the Company does not believe that there is a credit loss or that credit loss expense is necessary. Also, as part of our evaluation of our intent and ability to hold investments for a period of time sufficient to allow for any anticipated recovery in the market, the Company considers our investment strategy, cash flow needs, liquidity position, capital adequacy and interest rate risk position. The Company does not currently intend to sell the investments within the portfolio, and it is not more-likely-than-not that a sale will be required.

Management continues to monitor all of our investments with a high degree of scrutiny. There can be no assurance that in a future period conditions may not exist at that time indicating that some or all of the Company’s securities may be sold that would require a charge to earnings as credit loss expense in such period.

(continued)

C-13

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans. The segments of loans are as follows (in thousands):

	March 31,	December 31,
	2023	2022

Residential real estate	$52,087	$50,354
Multi-family real estate	68,126	69,555
Commercial real estate	319,446	310,695
Land and construction	19,629	17,286
Commercial	3,720	5,165
Consumer	39,527	30,323

Total loans	502,535	483,378

Deduct:
Net deferred loan fees, and costs	(626)	(367)
Allowance for credit losses	(6,353)	(5,793)

Loans, net	$495,556	$477,218

An analysis of the change in the allowance for credit losses follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Total
Three Months Ended March 31, 2023:
Beginning balance Dec 31, 2022	$768	$748	$3,262	$173	$277	$565	$5,793
Additional allowance recognized due to adoption of Topic 326	33	327	(367)	278	(262)	209	218
Balance January 1, 2023	801	1,075	2,896	451	15	774	6,011
Credit loss expense	(59)	2	135	82	37	568	765
Charge-offs	—	—	—	—	(26)	(437)	(463)
Recoveries	—	—	—	—	-	40	40

Ending balance (March 31, 2023)	$742	$1,077	$3,030	$533	$26	$945	$6,353

Three Months Ended March 31, 2022:
Beginning balance Dec. 31, 2021	$482	$535	$1,535	$32	$74	$417	$3,075
Provision (credit) for loan losses	93	14	72	47	(6)	172	392
Charge-offs	—	—	—	—	—	(73)	(73)
Recoveries	—	—	—	—	—	14	14

Ending balance (March 31, 2022)	$575	$549	$1,607	$79	$68	$530	$3,408

(continued)

C-14

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued.

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Total
At December 31, 2022:
Individually evaluated for impairment:
Recorded investment	$—	$—	$—	$—	$—	$—	$—
Balance in allowance for loan losses	$—	$—	$—	$—	$—	$—	$—

Collectively evaluated for impairment:
Recorded investment	$50,354	$69,555	$310,695	$17,286	$5,165	$30,323	$483,378
Balance in allowance for loan losses	$768	$748	$3,262	$173	$277	$565	$5,793

(continued)

C-15

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued. The Company has divided the loan portfolio into six portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company’s Board of Directors (the “Board”). The Company identifies the portfolio segments as follows:

Residential Real Estate, Multi-Family Real Estate, Commercial Real Estate, Land and Construction. Residential real estate loans are underwritten based on repayment capacity and source, value of the underlying property, credit history and stability. The Company offers first and second one-to-four family mortgage loans; the collateral for these loans is generally the clients’ owner-occupied residences. Although these types of loans present lower levels of risk than commercial real estate loans, risks do still exist because of possible fluctuations in the value of the real estate collateral securing the loan, as well as changes in the borrowers’ financial condition. Multi-family and commercial real estate loans are secured by the subject property. Underwriting standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Construction loans to borrowers finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sales information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial. Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. Also offered are home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts.

(continued)

C-16

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued. The following summarizes the loan credit quality (in thousands):

		OLEM
		(Other Loans Especially	Sub-
	Pass	Mentioned)	Standard	Doubtful	Loss	Total

At March 31, 2023:
Residential real estate	$52,087	$—	$—	$—	$—	$52,087
Multi-family real estate	68,126	—	—	—	—	68,126
Commercial real estate	318,216	—	1,230	—	—	319,446
Land and construction	19,629	—	—	—	—	19,629
Commercial	3,720	—	—	—	—	3,720
Consumer	39,527	—	—	—	—	39,527

Total	$501,305	$—	$1,230	$—	$—	$502,535

At December 31, 2022:
Residential real estate	$50,354	$—	$—	$—	$—	$50,354
Multi-family real estate	69,555	—	—	—	—	69,555
Commercial real estate	309,458	—	1,237	—	—	310,695
Land and construction	17,286	—	—	—	—	17,286
Commercial	5,165	—	—	—	—	5,165
Consumer	30,323	—	—	—	—	30,323

Total	$482,141	$—	$1,237	$—	$—	$483,378

Internally assigned loan grades are defined as follows:

Pass – a Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. These are loans that conform in all aspects to bank policy and regulatory requirements, and no repayment risk has been identified.

OLEM – an Other Loan Especially Mentioned has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date.

Substandard – a Substandard loan is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Included in this category are loans that are current on their payments, but the Bank is unable to document the source of repayment. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – a loan classified as Doubtful has all the weaknesses inherent in one classified as Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company charges off any loan classified as Doubtful.

Loss – a loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future. The Company fully charges off any loan classified as Loss.

(continued)

C-17

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued. Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
			Greater
	30-59 Days	60-89 Days	Than 90 Days	Total
	Past	Past	Past	Past		Nonaccrual	Total
	Due	Due	Due	Due	Current	Loans	Loans

At March 31, 2023:
Residential real estate	$—	$—	$—	$—	$52,087	$—	$52,087
Multi-family real estate	—	—	—	—	68,126	—	68,126
Commercial real estate	—	—	—	—	319,446	—	319,446
Land and construction	—	—	—	—	19,629	—	19,629
Commercial	—	—	—	—	3,720	—	3,720
Consumer	197	49	—	246	39,281	—	39,527

Total	$197	$49	$—	$246	$502,289	$—	$502,535

At December 31, 2022:
Residential real estate	$—	$—	$—	$—	$50,354	$—	$50,354
Multi-family real estate	—	—	—	—	69,555	—	69,555
Commercial real estate	—	—	—	—	310,695	—	310,695
Land and construction	—	—	—	—	17,286	—	17,286
Commercial	—	—	—	—	5,165	—	5,165
Consumer	150	27	—	177	30,146	—	30,323

Total	$150	$27	$—	$177	$483,201	$—	$483,378

(continued)

C-18

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued.

The Company has not made any modifications of loans to borrowers experiencing financial difficulties during the three months ended March 31, 2023.

No loans have been determined to be troubled debt restructurings (TDR’s) during the three-month period ended March 31, 2022. At March 31, 2023 and 2022, there were no loans modified and entered into as TDR’s within the past twelve months, that subsequently defaulted during the three-month periods ended March 31, 2023 and 2022.

The Company’s loans to customers as of March 31, 2023, based on year of origination within each credit quality indicator are as follows (in thousands):

Term Loans

Amortized Cost Basis by Origination Year

Construction and land real estate	2023	2022	2021	2020	2019	Prior	Revolving Loans (Amortized Cost Basis)	Revolving Loans Converted to Term Loans (Amortized Cost Basis)	Total
Pass	$808	$15,223	$2,079	$1,519	$-	$-	$-	$-	$19,629
OLEM (Other Loans Especially Mentioned)	-	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-		-	-
Loss	-	-	-	-	-	-	-	-	-
Subtotal loans	$808	$15,223	$2,079	$1,519	$-	$-	$-	$-	$19,629
Current period Gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-	$-
Residential real estate
Pass	$-	$26,695	$9,908	$6,841	$4,122	$3,634	$887	$-	$52,087
OLEM (Other Loans Especially Mentioned)	-	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-	-
Subtotal loans	$-	$26,695	$9,908	$6,841	$4,122	$3,634	$887	$-	$52,087
Current period Gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-	$-

(continued)

C-19

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued.

Term Loans

Amortized Cost Basis by Origination Year

Multi-family real estate	2023	2022		2021	2020		2019		Prior	Revolving Loans (Amortized Cost Basis)	Revolving Loans Converted to Term Loans (Amortized Cost Basis)	Total
Pass	$1,000		$27,736	$29,762		$6,233		$2,103	$1,292	$-	$-	$68,126
OLEM (Other Loans Especially Mentioned)	-		-	-		-		-	-	-	-	-
Substandard	-		-	-		-		-	-	-	-	-
Doubtful	-		-	-		-		-	-	-	-	-
Loss	-		-	-		-		-	-	-	-	-
Subtotal loans	$1,000		$27,736	$29,762		$6,233		$2,103	$1,292	$-	$-	68,126
Current period Gross write-offs	$-		$-	$-		$-		$-	$-	$-	$-	$-
Commercial real estate (CRE)
Pass	$12,084		$201,594	$55,395		$16,990		$15,805	$16,348	$-	$-	$318,216
OLEM (Other Loans Especially Mentioned)	-		-	-		-		-	-	-	-	-
Substandard	-		-	-		-		1,230	-	-	-	1,230
Doubtful	-		-	-		-		-	-	-	-	-
Loss	-		-	-		-		-	-	-	-	-
Subtotal loans	$12,084		$201,594	$55,395		$16,990		$17,035	$16,348	$-	$-	$319,446
Current period Gross write-offs	$-		$-	$-		$-	$		$-	$-	$-	$-
Commercial business loans
Pass	$123		$1,055	$1,426		$295		$821	$-	$-	$-	$3,720
OLEM (Other Loans Especially Mentioned)	-		-	-		-		-	-	-	-	-
Substandard	-		-	-		-		-	-	-	-	-
Doubtful	-		-	-		-		-	-	-	-	-
Loss	-		-	-		-		-	-	-	-	-
Subtotal loans	$123		$1,055	$1,426		$295		$821	$-	$-	$-	$3,720
Current period Gross write-offs	$-		$-	$-		$-		$-	$(26)	$-	$-	$(26)
Consumer
Pass	$5,508	$		$4,006		$-		$22,499	$-	$12,813	$-	$39,527
OLEM (Other Loans Especially Mentioned)	-		-	-		-		-	-	-	-	-
Substandard	-		-	-		-		-	-	-	-	-
Doubtful	-		-	-		-		-	-	-	-	-
Loss	-		-	-		-		-	-	-	-	-
Subtotal loans	$5,508	$		$4,006	$			$22,499	$-	$12,813	$-	$39,527
Current period Gross write-offs	$-		$(243)	$(191)		$(3)		$-	$-	$-	$-	$(437)

(continued)

C-20

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3) Loans, Continued.

(4) Earnings Per Share. Basic earnings per share have been computed on the basis of the weighted-average number of shares of common stock outstanding during the periods. During the three-month periods ended March 31, 2023 and 2022, basic and diluted earnings per share is the same as there were no outstanding potentially dilutive securities. Earnings per common share have been computed based on the following:

	Three Months Ended
	March 31,
	2023	2022
Weighted-average number of common shares outstanding used to calculate basic and diluted earnings per common share	7,204,168	4,892,323

(5) Stock-Based Compensation

The Company is authorized to grant stock options, stock grants and other forms of equity-based compensation under its 2018 Equity Incentive Plan (the “2018 Plan”). The plan has been approved by the shareholders. The Company is authorized to issue up to 550,000 shares of common stock under the 2018 Plan, of which 39,320 shares remain available for grant. No stock options are outstanding at March 31, 2023.

During the first quarter ended March 31, 2023, the Company issued 66,479 shares to a director for services performed and recorded compensation expense of $274,000.

During the first quarter ended March 31, 2023, the Company issued 52,622 shares to employees for services performed and recorded compensation expense of $216,000.

(continued)

C-21

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(6) Fair Value Measurements.

Debt securities available for sale measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At March 31, 2023:
SBA Pool Securities	$785	$—	$785	$—
Collateralized mortgage obligations	130	—	130	—
Taxable municipal securities	12,169	—	12,169	—
Mortgage-backed securities	12,470	—	12,470	—
Total	$25,554	$—	$25,554	$—

At December 31, 2022:
SBA Pool Securities	$817	$—	$817	$—
Collateralized mortgage obligations	130	—	130	—
Taxable municipal securities	11,620	—	11,620	—
Mortgage-backed securities	12,535	—	12,535	—
Total	$25,102	$—	$25,102	$—

(7) Fair Value of Financial Instruments. The estimated fair values and fair value measurement method with respect to the Company’s financial instruments were as follows (in thousands):

	At March 31, 2023			At December 31, 2022
	Carrying Amount	Fair Value	Level	Carrying Amount	Fair Value	Level

Financial assets:
Cash and cash equivalents	$86,658	$86,658	1	$71,836	$71,836	1
Debt securities available for sale	25,554	25,554	2	25,102	25,102	2
Debt securities held-to-maturity	498	468	2	540	504	2
Loans	495,556	488,175	3	477,218	476,566	3
Federal Home Loan Bank stock	1,354	1,354	3	600	600	3
Accrued interest receivable	1,427	1,427	3	1,444	1,444	3

Financial liabilities:
Deposit liabilities	527,387	531,928	3	507,899	512,357	3
Federal Home Loan Bank advances	25,000	24,526	3	10,000	9,450	3
Off-balance sheet financial instruments	—	—	3	—	—	3

(continued)

C-22

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(8) Off- Balance Sheet Financial Instruments. The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the condensed consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments. Standby letters of credit generally have expiration dates within one year.

Commitments to extend credit, unused lines of credit, and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk at March 31, 2023 follows (in thousands):

Commitments to extend credit	$25,600

Unused lines of credit	$33,628

Standby letters of credit	$4,313

(9) Regulatory Matters. The Bank is subject to various regulatory capital requirements administered by the bank regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

(continued)

C-23

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(9) Regulatory Matters, Continued.

Management believes, as of March 31, 2023 and December 31, 2022, that the Bank meets all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and percentages are presented in the table ($ in thousands):

	Actual		To Be Well Capitalized Under Prompt Corrective Action Regulations (CBLR Framework)
	Amount	%	Amount	%
As of March 31, 2023:
Tier I Capital to Total Assets	$67,652	11.24%	$54,158	9.00%

As of December 31, 2022:
Tier I Capital to Total Assets	$66,291	11.29%	$52,865	9.00%

(10) Preferred Stock

During the first quarter of 2022, the Company issued 260 shares of Series B Preferred Stock to an unrelated party at a cash price of $25,000 per share, or an aggregate of $6,500,000.

(continued)

C-24

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(10) Preferred Stock, Continued.

The Preferred Stock has no par value. Except in the event of liquidation, if the Company declares or pays a dividend or distribution on the common stock, the Company shall simultaneously declare and pay a dividend on the Series B Preferred on a pro rata basis with the common stock determined on an as-conve1ted basis assuming all shares of Series B Preferred Stock had been converted immediately prior to the record date of the applicable dividend. As of March 31, 2023 the Series B Preferred Stock is convertible into 11,114,000 shares of common stock, at the option of the Company, subject to the prior fulfilment of the following conditions: (i) such conversion shall have been approved by the holders of a majority of the outstanding common stock of the Company; and (ii) such conversion shall not result in any holder of the Series B Preferred Stock and any persons with whom the holder may be acting in concert, becoming beneficial owners of more than 9.9% of the outstanding shares of the common stock. The number of shares issuable upon conversion is subject to adjustment based on the terms of the applicable Certificate of Designation for the Series B Preferred (the “Certificate of Designation”). The Series B Preferred has preferential liquidation rights over common stockholders. The liquidation price is the greater of $25,000 per share of Series B Preferred or such amount per share of Series B Preferred that would have been payable had all shares of the Series B Preferred had been converted into common stock pursuant to the terms of the Certificate of Designation immediately prior to a liquidation. The Series B Preferred generally has no voting rights except as provided in the Certificate of Designation.

(11) Contingencies. Various claims arise from time to time in the normal course of business. In the opinion of management, none have occurred that will have a material effect on the Company’s condensed consolidated financial statements.

Capital Levels

As of March 31, 2023, the Bank is well capitalized under regulatory guidelines.

Refer to Note 9 for the Bank’s actual and required minimum capital ratios.

C-25

Exhibit D

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Quarters

ended March 31, 2023 and 2022

Financial Condition at March 31, 2023 and December 31, 2022

Overview

The Company’s total assets increased by approximately $37 million to $622 million at March 31, 2023, from $585 million at December 31, 2022, primarily due to increases in loans, and cash and cash equivalents. The growth in assets was attributable to the success of the Company’s efforts to increase loans and deposits from new customers. Net loans grew by $18 million. Deposits grew by approximately $19 million to $527 million at March 31, 2023, from $508 million at December 31, 2022. The Company increased the Federal Home Loan Bank advances by $15 million to $25 million at March 31, 2023. Total stockholders’ equity increased by approximately $2 million to $65 million at March 31, 2023, from $63 million at December 31, 2022, primarily due to proceeds from common stock sales and changes in unrealized loss on debt securities available for sale and net earnings.

The following table shows selected information for the periods ended or at the dates indicated:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022

Average equity as a percentage of average assets	10.6%	9.9%

Equity to total assets at end of period	10.4%	10.7%

Return on average assets (1)	0.8%	0.9%

Return on average equity (1)	7.7%	8.6%

Noninterest expenses to average assets (1)	2.3%	2.1%

(1) Annualized for the three months ended March 31, 2023.

Liquidity and Sources of Funds

The Company’s sources of funds include customer deposits, advances from the Federal Home Loan Bank of Atlanta (“FHLB”), principal repayments and sales of debt securities, loan repayments, the use of Federal Funds markets, net earnings, and loans taken out at the Federal Reserve Bank discount window.

Deposits are our primary source of funds. In order to increase its core deposits, the Company has priced its deposit rates competitively. The Company will adjust rates on its deposits to attract or retain deposits as needed.

The Company increased deposits by approximately $19 million during the three-month period ended March 31, 2023. The proceeds were used to originate new loans.

In addition to obtaining funds from depositors, the Company may borrow funds from other financial institutions. At March 31, 2023, the Company had outstanding borrowings of $25 million, against its $146 million in established borrowing capacity with the FHLB. The Company’s borrowing facility is subject to collateral and stock ownership requirements, as well as prior FHLB consent to each advance. At March 31, 2023, the Company also had available lines of credit amounting to $25 million with six correspondent banks to purchase federal funds. Disbursements on the lines of credit are subject to the approval of the correspondent banks. We measure and monitor our liquidity daily and believe our liquidity sources are adequate to meet our operating needs.

Off-Balance Sheet Arrangements

Refer to Note 8 in the condensed consolidated financial statements for Off-Balance Sheet Arrangements.

(continued)

D-1

The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest and dividend income of the Company from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest-rate spread; (v) net interest margin; and (vi) the ratio of average interest-earning assets to average interest-bearing liabilities.

	Three Months Ended March 31,
	2023			2022
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans	$492,658	$6,589	5.35%	$264,442	$3,263	4.94%
Securities	25,876	178	2.75%	34,107	163	1.91%
Other (1)	61,050	749	4.90%	71,631	37	0.21%

Total interest-earning assets/interest income	579,584	7,516	5.19%	370,180	3,463	3.74%

Cash and due from banks	16,949			17,143
Premises and equipment	989			727
Other	4,974			4,821

Total assets	$602,496			$392,871

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$121,779	271	0.89%	$182,585	160	0.35%
Time deposits	238,537	2,161	3.62%	12,237	15	0.49%
Borrowings (2)	10,167	25	0.98%	18,000	61	1.36%

Total interest-bearing liabilities/interest expense	370,483	2,457	2.65%	212,822	236	0.44%

Noninterest-bearing demand deposits	165,081			139,128
Other liabilities	3,307			2,677
Stockholders’ equity	63,625			38,244

Total liabilities and stockholders’ equity	$602,496			$392,871

Net interest income		$5,059			$3,227

Interest rate spread (3)			2.54%			3.30%

Net interest margin (4)			3.49%			3.49%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.56			1.74

(1)	Includes interest-earning deposits with banks and Federal Home Loan Bank stock dividends.
(2)	Includes Federal Home Loan Bank advances and other borrowings.
(3)	Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin is net interest income divided by average interest-earning assets.
(5)	Annualized.

D-2

Comparison of the Three-Month Periods Ended March 31, 2023, and 2022

	Three Months Ended		Increase /
	March 31,		(Decrease)
(dollars in thousands except per share amounts)	2023	2022	Amount	Percentage
Total interest income	$7,516	$3,463	$4,053	117%
Total interest expense	2,457	236	2,221	941%
Net interest income	5,059	3,227	1,832	57%
Credit loss expense	820	392	428	109%
Net interest income after credit loss expense	4,239	2,835	1,404	50%
Total noninterest income	729	650	79	12%
Total noninterest expenses	3,422	2,340	1,082	46%
Net earnings before income taxes	1,546	1,145	401	35%
Income taxes	393	290	103	36%
Net earnings	$1,153	$855	298	35%
Net earnings per share - Basic and diluted	$.16	$.17

Net earnings. Net earnings for the three months ended March 31, 2023, were $1,153,000 or $.16 per basic and diluted share compared to net earnings of $855,000 or $.17 per basic and diluted share for the three months ended March 31, 2022. The increase in net earnings during the three months ended March 31, 2023 compared to three months ended March 31, 2022 is primarily attributed to an increase in net interest income and non-interest income, partially offset by the increase in credit loss expense and non-interest expense.

Interest income. Interest income increased $4,053,000 for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 due primarily to growth in the loan portfolio and increases in loan and fed funds yields.

Interest expense. Interest expense increased $2,221,000 to $2,457,000 for the three months ended March 31, 2023, compared to the prior period, primarily due to increases in Federal Home Loan Bank advances and, interest bearing deposit rates and changes in the composition of deposits.

Credit loss expense. Credit loss expense was $820,000 for the three months ended March 31, 2023, compared to a $392,000 for the three months ended March 31, 2022. The credit loss expense is charged to earnings as losses are expected to have occurred in order to bring the total loan allowance for credit losses to a level deemed appropriate by management to absorb losses expected in the portfolio. Management’s periodic evaluation of the adequacy of the allowance for credit losses is based upon historical experience, the volume and type of lending conducted by us, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, general economic conditions, particularly as they relate to our market areas, and other factors related to the estimated collectability of our loan portfolio. The allowance for credit losses totaled $6.4 million or 1.26% of loans outstanding at March 31, 2023, compared to $5.8 million or 1.20% of loans outstanding at December 31, 2022. The increase in the credit loss expense during the first quarter of 2023 was primarily due to loan volume growth and the evaluation of the other factors noted above.

Noninterest income. Total noninterest income increased to $729,000 for the three months ended March 31, 2023, from $650,000 for the three months ended March 31, 2022, due to increased wire transfer and ACH fees during the three-month period ended March 31, 2023.

Noninterest expenses. Total noninterest expenses increased to $3,422,000 for the three months ended March 31, 2023, compared to $2,340,000 for the three months ended March 31, 2022, primarily due to an increase in salaries and employee benefits and data processing and other operating costs.

D-3

22457 Optimum Bank Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

OPTIMUMBANK HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 26, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 7 AND FOR THREE YEARS FOR PROPOSAL 6. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.'S BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. To elect seven directors
   NOMINEES:
   (1) Moishe Gubin
   (2) Joel Klein
   (3) Martin Schmidt
   (4) Avi Zwelling
   (5) Thomas Procelli
   (6) Michael Blisko
   (7) Steven Newman

   FOR ☐ WITHHOLD AUTHORITY ☐ FOR ALL ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. To approve the issuance of up to 11,113,889 shares of common stock upon conversion of the Series B preferred stock previously issued by the Company. FOR ☐ AGAINST ☐ ABSTAIN ☐
3. To approve an amendment to the Company's articles of incorporation to increase the maximum number of shares of common stock that may be issued by the Company from 10,000,000 shares to 30,000,000 shares. FOR ☐ AGAINST ☐ ABSTAIN ☐
4. To approve an amendment to the Company's 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares. FOR ☐ AGAINST ☐ ABSTAIN ☐
5. To approve, on advisory basis, the compensation of the Company's named executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐
6. To approve the frequency of future non-binding shareholder advisory votes on executive compensation. THREE YEARS ☐ TWO YEARS ☐ ONE YEAR ☐ ABSTAIN ☐
7. To ratify the appointment of Hacker, Johnson & Smith, P.A. as the Company's independent auditor for fiscal year 2023. FOR ☐ AGAINST ☐ ABSTAIN ☐
8. To transact such other business as may properly come before the Annual Meeting.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023.**

Note: Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

22457 Optimum Bank Proxy Card Rev1 Back

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

OPTIMUMBANK HOLDINGS, INC.

PROXY
FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
JUNE 27, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MOISHE GUBIN and JOEL KLEIN, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, on June 27, 2023, at 10:00 a.m. or any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)